[NABI LOGO]

                                                                   EXHIBIT 10.27

================================================================================


                     $50 MILLION LOAN AND SECURITY AGREEMENT

                                   DATED AS OF
                               SEPTEMBER 12, 1997
                                     BETWEEN
          NABI, THE FINANCIAL INSTITUTIONS PARTY AND NATIONSBANK N.A.

                                                                [EXECUTION COPY]

                                   $50,000,000

                           LOAN AND SECURITY AGREEMENT

                         Dated as of September 12, 1997


                                     Between


                                      NABI
                                 (the Borrower),


                        THE FINANCIAL INSTITUTIONS PARTY
                            HERETO FROM TIME TO TIME
                                 (the Lenders),


                                       and


                                NATIONSBANK, N.A.
                                  (the "Agent")

                               TABLE OF CONTENTS(1)

                                                                                                                  PAGE

ARTICLE 1 -

DEFINITIONS........................................................................................................1
         SECTION 1.1           Definitions.........................................................................1
         SECTION 1.2           General Interpretive Rules..........................................................22
         SECTION 1.3           Exhibits and Schedules..............................................................23

ARTICLE 2 - REVOLVING CREDIT FACILITY..............................................................................24
         SECTION 2.1           Revolving Credit Loans..............................................................24
         SECTION 2.2           Manner of Borrowing Revolving Credit Loans..........................................24
         SECTION 2.3           Repayment of Revolving Credit Loans.................................................25
         SECTION 2.4           Prepayment On Asset Disposition.....................................................26
         SECTION 2.4           Revolving Credit Notes..............................................................26
         SECTION 2.5           Extension of Revolving Credit Facility..............................................26

ARTICLE 2A - LETTER OF CREDIT FACILITY.............................................................................27
         SECTION 2A.1          Agreement to Issue..................................................................27
         SECTION 2A.2          Amounts.............................................................................27
         SECTION 2A.3          Conditions..........................................................................27
         SECTION 2A.4          Issuance of Letters of Credit.......................................................27
         SECTION 2A.5          Duties of NationsBank...............................................................28
         SECTION 2A.6          Payment of Reimbursement Obligations................................................28
         SECTION 2A.7          Participations......................................................................28
         SECTION 2A.8          Indemnification, Exoneration........................................................29
         SECTION 2A.9          Supporting Letter of Credit; Cash Collateral Account................................30

ARTICLE 3 - GENERAL LOAN PROVISIONS................................................................................31
         SECTION 3.1           Interest............................................................................31
         SECTION 3.2           Certain Fees........................................................................32
         SECTION 3.3           Manner of Payment...................................................................32
         SECTION 3.4           General.............................................................................33
         SECTION 3.5           Loan Accounts; Statements of Account................................................33
         SECTION 3.6           Reduction of Revolving Credit Facility; Termination of Agreement....................33
         SECTION 3.7           Making of Loans.....................................................................33
         SECTION 3.8           Settlement Among Lenders............................................................35
         SECTION 3.9           Allocation of Payments From Borrower................................................36
         SECTION 3.10          Payments Not at End of Interest Period; Failure to Borrow or to Continue or Convert.37
         SECTION 3.11          Assumptions Concerning Funding of Eurodollar Rate Loans.............................37
         SECTION 3.12          Notice of Conversion or Continuation................................................37
         SECTION 3.13          Conversion or Continuation..........................................................37
         SECTION 3.14          Duration of Interest Periods; Maximum Number of Eurodollar Rate Loans;
                                 Minimum  Increments...............................................................37
         SECTION 3.15          Changed Circumstances...............................................................38
         SECTION 3.16          Increased Capital...................................................................38
         SECTION 3.17          Cash Collateral Account; Investment Accounts........................................39
         SECTION 3.18          Funds Transfer Services.............................................................39

ARTICLE 4 - CONDITIONS PRECEDENT...................................................................................41
         SECTION 4.1           Conditions Precedent to Revolving Credit Loans......................................41
         SECTION 4.2           All Loans...........................................................................42
         SECTION 4.3           Conditions as Covenants.............................................................43

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BORROWER.............................................................44
         SECTION 5.1           Representations and Warranties......................................................44

------------------------------
(1) This Table of Contents is included for reference purposes only and does not constitute part of the Loan and Security Agreement.

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
         SECTION 5.2           Survival of Representations and Warranties, Etc.....................................50

ARTICLE 6 - SECURITY INTEREST......................................................................................52
         SECTION 6.1           Security Interest...................................................................52
         SECTION 6.2           Continued Priority of Security Interest.............................................52

ARTICLE 7 - COLLATERAL COVENANTS...................................................................................53
         SECTION 7.1           Collection of Receivables...........................................................53
         SECTION 7.2           Verification and Notification.......................................................53
         SECTION 7.3           Disputes, Returns and Adjustments...................................................54
         SECTION 7.4           Invoices............................................................................54
         SECTION 7.5           Delivery of Instruments.............................................................54
         SECTION 7.6           Sales of Inventory..................................................................54
         SECTION 7.7           Ownership and Defense of Title......................................................54
         SECTION 7.8           Insurance...........................................................................55
         SECTION 7.9           Location of Offices and Collateral..................................................55
         SECTION 7.10          Records Relating to Collateral......................................................55
         SECTION 7.11          Inspection..........................................................................56
         SECTION 7.12          Information and Reports.............................................................56
         SECTION 7.13          Power of Attorney...................................................................57
         SECTION 7.14          Additional Real Estate and Leases...................................................57
         SECTION 7.15          Assignment of Claims Act............................................................57

ARTICLE 8 - AFFIRMATIVE COVENANTS..................................................................................58
         SECTION 8.1           Preservation of Corporate Existence and Similar Matters.............................58
         SECTION 8.2           Compliance With Applicable Law......................................................58
         SECTION 8.3           Maintenance of Property.............................................................58
         SECTION 8.4           Conduct of Business.................................................................58
         SECTION 8.5           Insurance...........................................................................58
         SECTION 8.6           Payment of Taxes and Claims.........................................................58
         SECTION 8.7           Accounting Methods and Financial Records............................................58
         SECTION 8.8           Use of Proceeds.....................................................................59
         SECTION 8.9           Hazardous Waste And Substances; Environmental Requirements..........................59
         SECTION 8.10          NABI Finance, Inc...................................................................59

ARTICLE 9 - INFORMATION............................................................................................60
         SECTION 9.1           Financial Statements................................................................60
         SECTION 9.2           Accountants' Certificate............................................................60
         SECTION 9.3           Officer's Certificate...............................................................61
         SECTION 9.4           Copies of Other Reports.............................................................61
         SECTION 9.5           Notice of Litigation and Other Matters..............................................61
         SECTION 9.6           ERISA...............................................................................62
         SECTION 9.7           Revisions or Updates to Schedules...................................................62

ARTICLE 10 - NEGATIVE COVENANTS....................................................................................63

         SECTION 10.1          Financial Ratios....................................................................63
         SECTION 10.2          Debt................................................................................63
         SECTION 10.3          Guaranties..........................................................................63
         SECTION 10.4          Investments.........................................................................63
         SECTION 10.5          Capital Expenditures................................................................64
         SECTION 10.6          Restricted Distributions and Payments, Etc..........................................64
         SECTION 10.7          Merger, Consolidation and Sale of Assets............................................64
         SECTION 10.8          Transactions With Affiliates........................................................64
         SECTION 10.9          Liens...............................................................................64
         SECTION 10.10         Capitalized Lease Obligations.......................................................64
         SECTION 10.11         Reserved............................................................................64
         SECTION 10.12         Benefit Plans.......................................................................64
         SECTION 10.13         Sales and Leasebacks................................................................64
         SECTION 10.14         Amendments of Other Agreements......................................................64
         SECTION 10.15         Minimum Collateral Availability.....................................................65
         SECTION 10.16         NABI Finance, Inc...................................................................65

ARTICLE 11 - DEFAULT...............................................................................................66



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
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
         SECTION 11.1          Events of Default...................................................................66
         SECTION 11.2          Remedies............................................................................68
         SECTION 11.3          Application of Proceeds.............................................................69
         SECTION 11.4          Power of Attorney...................................................................69
         SECTION 11.5          Miscellaneous Provisions Concerning Remedies........................................70
         SECTION 11.6          Trademark License...................................................................71

ARTICLE 12 - ASSIGNMENTS...........................................................................................72

         SECTION 12.1          Successors and Assigns; Participations..............................................72
         SECTION 12.2          Representation of Lenders...........................................................73
         SECTION 12.3          Confidentiality.....................................................................73

ARTICLE 13 - AGENT.................................................................................................74
         SECTION 13.1          Appointment of Agent................................................................74
         SECTION 13.2          Delegation of Duties................................................................74
         SECTION 13.3          Exculpatory Provisions..............................................................74
         SECTION 13.4          Reliance By Agent...................................................................74
         SECTION 13.5          Notice of Default...................................................................74
         SECTION 13.6          Non-Reliance on Agent and Other Lenders.............................................75
         SECTION 13.7          Indemnification.....................................................................75
         SECTION 13.8          Agent In Its Individual Capacity....................................................76
         SECTION 13.9          Successor Agent and Co-Agent........................................................76
         SECTION 13.10         Notices From Agent to Lenders.......................................................76
         SECTION 13.11         Declaring Events of Default.........................................................77

ARTICLE 14 - MISCELLANEOUS.........................................................................................78
         SECTION 14.1          Notices.............................................................................78
         SECTION 14.2          Expenses............................................................................78
         SECTION 14.3          Stamp And Other Taxes...............................................................79
         SECTION 14.4          Setoff..............................................................................79
         SECTION 14.5          Litigation..........................................................................80
         SECTION 14.6          Waiver of Rights....................................................................80
         SECTION 14.7          Consent to Advertising and Publicity................................................80
         SECTION 14.8          Reversal of Payments................................................................80
         SECTION 14.9          Injunctive Relief...................................................................81
         SECTION 14.10         Accounting Matters..................................................................81
         SECTION 14.11         Amendments..........................................................................81
         SECTION 14.12         Assignment..........................................................................82
         SECTION 14.13         Performance of Borrower's Duties....................................................82
         SECTION 14.14         Indemnification.....................................................................82
         SECTION 14.15         All Powers Coupled with Interest....................................................83
         SECTION 14.16         Survival............................................................................83
         SECTION 14.17         Titles and Captions.................................................................83
         SECTION 14.18         Severability of Provisions..........................................................83
         SECTION 14.19         Governing Law Jurisdiction..........................................................83
         SECTION 14.20         Counterparts........................................................................83
         SECTION 14.21         Reproduction of Documents...........................................................83
         SECTION 14.22         Term of Agreement...................................................................83
         SECTION 14.23         Pro-Rata Participation..............................................................84









                                      iii
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ANNEX A                      COMMITMENTS
ANNEX B                      WIRE TRANSFER PROCEDURES

EXHIBIT A                    FORM OF REVOLVING CREDIT NOTE
EXHIBIT B                    FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C                    FORM OF ASSIGNMENT AND ACCEPTANCE

Schedules
---------
1.1A                         Permitted Investments
1.1B                         Permitted Liens
1.1C                         Convertible Subordinated Debt Documents
1.1D                         Foreign Eligible Receivables
5.1(a)                       Organization
5.1(b)                       Capitalization
5.1(c)                       Subsidiaries; Ownership of Stock
5.1(e)                       Compliance of Agreement with Laws
5.1(f)                       Business
5.1(g)                       Governmental Approvals
5.1(h)                       Title to Properties
5.1(i)                       Liens
5.1(j)                       Debt and Guaranties
5.1(k)                       Litigation
5.1(l)                       Tax Matters
5.1(p)                       ERISA
5.1(t)                       Location of Offices and Receivables
5.1(u)                       Locations of Inventory
5.1(v)                       Equipment
5.1(w)                       Real Estate
5.1(x)                       Corporate and Fictitious Names
5.1(aa)                      Employee Relations
5.1(bb)                      Proprietary Rights
5.1(cc)                      Trade Names
5.1(ff)                      Lockbox, Demand Deposit and other Bank Accounts
8.8                          Use of Proceeds









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                           LOAN AND SECURITY AGREEMENT
                         Dated as of September 12, 1997


                  NABI, a Delaware corporation (the "Borrower"), the financial institutions party to this Agreement from time to time (the "Lenders"), and NATIONSBANK, N.A., as agent for the Lenders (the "Agent"), agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

                  SECTION 1.1 DEFINITIONS. In addition to the definitions set forth elsewhere in this Agreement and in the other Loan Documents, for the purposes of this Agreement and the other Loan Documents, the following terms shall have the indicated meanings:

                  "ACCOUNT DEBTOR" means a Person who is obligated on a Receivable.

                  "ACQUIRE" or "ACQUISITION", as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

                  "ADJUSTED NET WORTH" means the consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, less any amount included therein for amounts due from Affiliates.

                  "AFFILIATE" means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than ten percent (10%) of the outstanding shares of capital stock of such Person), director, employee or managing agent of such Person, (b) any spouse, parents, siblings, children or grandchildren of such Person, and (c) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or (iii) ten percent (10%) or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise.

                  "AGENCY ACCOUNT" means an account of the Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

                  "AGENCY ACCOUNT AGREEMENT" means an agreement among the Borrower, the Agent and a Clearing Bank, in form and substance satisfactory to the Agent, concerning the collection and transfer of payments which represent the proceeds of Receivables or of any other Collateral.

                  "AGENT" means NationsBank, N.A., a national banking association, and any successor agent appointed pursuant to SECTION 13.9 hereof.

                  "AGENT'S OFFICE" means the office of the Agent specified in or determined in accordance with the provisions of SECTION 14.1.

                  "AGREEMENT" means and includes this Agreement, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto.

                  "AGREEMENT DATE" means the date as of which this Agreement is dated.

                  "ANNIVERSARY" means the month and day of each year following the Effective Date corresponding to the month and day of the Effective Date.

                  "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, Environmental Laws.

                  "APPLICABLE MARGIN" means (a) as to Prime Rate Loans, 0.00%, and (b) as to Eurodollar Rate Loans, 2.00%, subject to adjustment up or down during each Margin Adjustment Period based upon the Fixed Charge Coverage Ratio as of the end of the Fiscal Quarter ending immediately prior to the Margin Adjustment Date on which such Margin Adjustment Period commences in accordance with the matrix set forth below:


          Fixed Charge Coverage Ratio For                           Libor +

less than 1.5:1                                                      2.00%

equal to or greater than 1.5:1 but less than 2.5:1                   1.75%

equal to or greater than 2.5:1                                       1.5%

                  "ASSET DISPOSITION" means the disposition of any asset of the Borrower or any of its Subsidiaries, other than sales of Inventory in the ordinary course of business.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance in the form attached hereto as EXHIBIT C assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to
SECTION 12.1.

                  "BENEFIT PLAN" means an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that was established or maintained by the Borrower or any Related Company, within the twelve consecutive calendar months immediately preceding the Agreement Date and intended to be qualified under Section 401(a) of the Code and any such plans as may be established by the Borrower or any Related Company after the Agreement Date.

                  "BORROWER" means NABI, a Delaware corporation and its successors and assigns.

                  "BORROWING" means the borrowing of a group of Loans of a single Type made by all Lenders on a single date and, in the case of Eurodollar Rate Loans, having a single Interest Period and shall mean and include the continuation or conversion of an existing Loan or Loans in whole or in part.

                  "BORROWING BASE" means at any time an amount equal to the lesser of:

                  (a) Revolving Credit Facility, MINUS the Reserves, if any, including the Letter of Credit Reserve, and

                  (b)      an amount equal to

                           (i) 85% (or such lesser percentage as the Agent may in its discretion determine from time to time during the existence of a Default or an Event of Default or during any period when Collateral Availability is less than $10,000,000) of the face value of Domestic Eligible Receivables due and owing at such time, PLUS

                           (ii) 75% (or such lesser percentage as the Agent may in its discretion determine from time to time during the existence of a Default or an Event of Default or during any period when Collateral Availability is less than $10,000,000) of the face value of Foreign Eligible Receivables due and owing at such time, PLUS

                           (iii) the lesser of (A) 60% (or such lesser percentage as the Agent may in its discretion determine from time to time during the existence of a Default or an Event of Default or during any period when Collateral Availability is less than $10,000,000) of the lesser of cost determined on a FIFO (or first-in-first-out) accounting basis and fair market value of the sum of Eligible Inventory and Pasteur Inventory, or (B) $30,000,000, PLUS

                           (iv) 100% of the face value of cash or Cash
         Equivalents in the Cash Collateral Account or the Investment Account or the Funding Account, MINUS

                           (v) the sum of all Reserves, if any, including the Letter of Credit Reserve.

                  "BORROWING BASE CERTIFICATE" means a certificate in the form attached hereto as EXHIBIT B.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia or Boston, Massachusetts are authorized by the Federal Reserve Bank to close and, when used with respect to Eurodollar Rate Loans, means any such day on which dealings are also carried on in the applicable interbank Eurodollar market.

                  "BUSINESS UNIT" means the assets constituting the business or a division or operating unit thereof of any Person.

                  "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit or Inventory) which are, in accordance with GAAP, treated as fixed assets for such Person in the year made or incurred.

                  "CAPITALIZED LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "CASH COLLATERAL" means collateral consisting of cash or Cash Equivalents on which the Agent, for the benefit of itself as Agent and the Lenders, has a first priority Lien.

                  "CASH COLLATERAL ACCOUNT" means a special interest-bearing deposit account consisting of cash maintained at the Agent's Office and under the sole dominion and control of the Agent, for its benefit and for the benefit of the Lenders, established pursuant to the provisions of SECTION 3.17(A) for purposes set forth therein.

                  "CASH EQUIVALENTS" means

                  (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (b) commercial paper rated a prime short-term rating by both Standard and Poors (A-1) and Moody's (P-1) rating services not to exceed 10% of the total portfolio or $2 million in exposure to any one corporation which has a remaining maturity at the time of purchase of not more than 270 days;

                  (c) certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and, unless issued by the Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank;

                  (d) repurchase agreements in form and substance and for amounts satisfactory to the Agent;

                  (e) Money Market Mutual Funds with funds that have been in operation for a minimum of five years and which have over $1 billion under management. Such funds must be an open-end mutual fund which maintains a constant net asset value of $1.00 and the investment policies of the Fund must not include derivative securities.

                  "CLEARING BANK" means any banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

                  "COLLATERAL" means and includes all of the Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

                  (a) (i) all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person, (ii) all guaranties, security and Liens securing payment thereof, (iii) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (iv) all proceeds of any of the foregoing (the foregoing, collectively, "RECEIVABLES"),

                  (b) (i) all inventory, (ii) all goods intended for sale or lease or for display or demonstration, (iii) all work in process, (iv) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the collection of plasma or other blood products or the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business, and (v) all documents evidencing and general intangibles relating to any of the foregoing (the foregoing, collectively, "INVENTORY"),

                  (c) (i) all machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description,
(ii) all tangible personal property (other than Inventory) and fixtures used in the Borrower's business operations or owned by the Borrower or in which the Borrower has an interest, and (iii) all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor (the foregoing, collectively, "EQUIPMENT"),

                  (d) all general intangibles, chooses in action and causes of action and all other intangible personal property of every kind and nature (other than Receivables), including, without limitation, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, the beneficiary's interest in proceeds of insurance covering the lives of key employees and any letter of credit, guarantee, claims, security interest or other security for the payment by an Account Debtor of any of the Receivables, (the foregoing, collectively, "GENERAL INTANGIBLES"),

                  (e) any demand, time, savings, passbook, money market or like depository account, and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC (the foregoing, collectively, "DEPOSIT ACCOUNTS"),

                  (f) all certificated and uncertificated securities, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts (the foregoing, collectively, "INVESTMENT PROPERTY"),

                  (g) (i) any investment account maintained by or on behalf of the Borrower with the Agent or any Lender or any Affiliate of the Agent or any Lender, (ii) any agreement governing such account, (iii) all cash, money, notes, securities, instruments, goods, accounts, documents, chattel paper, general intangibles and other property now or hereafter held by the Agent or any Lender or any Affiliate of the Agent or any Lender on behalf of the Borrower in connection with such investment account or deposited by the Borrower or on the Borrower's behalf to such investment account or otherwise credited thereto for the Borrower's benefit, or distributable to the Borrower from such investment account, together with all contracts for the sale or purchase of the foregoing,
(iv) all of the Borrower's right, title and interest with respect to the deposit, investment, allocation, disposition, distribution or withdrawal of the foregoing, (v) all of the Borrower's right, title and interest with respect to the making of amendments, modifications or additions of or to the terms and conditions under which the investment account or investments maintained therein is to be maintained by the Borrower, any Lender or any Affiliate of the Agent or any Lender on the Borrower's behalf, and (vi) all of the Borrower's books, records and receipts pertaining to or confirming any of the foregoing (the foregoing, collectively, "INVESTMENT ACCOUNTS"),

                  (h) all cash or other property deposited with the Agent or any Lender or any Affiliate of the Agent or any Lender or which the Agent, for its benefit and for the benefit of the Lenders, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral security pursuant to the provisions of this Agreement or any of the Loan Documents or any agreement relating to any Letter of Credit, including, without limitation, amounts on deposit in the Cash Collateral Account,

                  (i) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other property,

                  (j) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements and other agreements and property which secure or relate to any Receivable or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

                  (k) all documents of title, including bills of lading and warehouse receipts, policies and certificates of insurance, securities, chattel paper and other documents and instruments,

                  (l) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

                  (m) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

                  "COLLATERAL AVAILABILITY" means the excess, if any, of the Borrowing Base in effect on the date of determination over the aggregate outstanding principal amount of Revolving Credit Loans.

                  "COMMITMENT" means, as to each Lender, the amount set forth opposite such Lender's name on ANNEX A hereto representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of SECTION 11.1), to make its Proportionate Share of Loans under the Revolving Credit Facility or, from and after the date hereof, as set forth in the Register representing such Lender's obligation to make its Proportionate Share of Loans under the Revolving Credit Facility.

                  "COMMITMENT PERCENTAGE" means, as to any Lender at the time of determination, the percentage obtained by dividing such Lender's Commitment at such time by the Total Commitment at such time.

                  "CONSOLIDATED SUBSIDIARIES" means, as to the Borrower, listed on SCHEDULE 5.1(C) and any other Subsidiary of the Borrower whose accounts are at the time in question, in accordance with GAAP and pursuant to the written consent of the Required Lenders, which consent may be withheld in their absolute discretion conditioned upon, INTER ALIA, the execution and delivery of guaranties, security agreements, mortgages and other documents required by the Required Lenders in their absolute discretion, consolidated with those of the Borrower.

                  "CONTAMINANT" means any hazardous substance, toxic substance, hazardous waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

                  "CONTROLLED DISBURSEMENT ACCOUNT" means one or more accounts maintained by and in the name of the Borrower with a Disbursing Bank for the purposes of disbursing Revolving Credit Loan proceeds and amounts deposited thereto.

                  "CONVERTIBLE SUBORDINATED DEBT" means $80,500,000 principal amount of 6.5% per annum Convertible Subordinated Notes due February 1, 2003, pursuant to the Convertible Subordinated Debt Documents.

                  "CONVERTIBLE SUBORDINATED DEBT DOCUMENTS" means the agreements and instruments scheduled on SCHEDULE 1.1C - CONVERTIBLE SUBORDINATED DEBT DOCUMENTS attached to this Agreement.

                  "COPYRIGHTS" means and includes, in each case whether now existing or hereafter arising, all right, title and interest in and to

                  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications;

                  (b)      all renewals of any of the foregoing;

                  (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;

                  (d) the right to sue for past, present and future infringements of any of the foregoing; and

                  (e) all rights corresponding to any of the foregoing throughout the world.

                  "CURRENT ASSETS" means, with respect to any Person, the aggregate amount of assets of such Person which should properly be classified as current assets in accordance with GAAP, after deducting adequate reserves in each case where a reserve is appropriate in accordance with GAAP.

                  "CURRENT LIABILITIES" means, with respect to any Person, the aggregate amount of all Liabilities of such Person which should properly be classified as current liabilities in accordance with GAAP.

                  "DEBT" means

                  (a)      Indebtedness for money borrowed,

                  (b) Indebtedness, whether or not in any such case the same was for money borrowed,

                           (i) represented by notes payable, drafts accepted, reimbursement obligations under letters of credit, including, without limitation, Reimbursement Obligations, and similar instruments that represent extensions of credit,

                           (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or

                           (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business),

                  (c) Indebtedness that constitutes the principal component of a Capitalized Lease Obligation,

                  (d)      Indebtedness under Interest Rate Protection
Agreements, and

                  (e) Indebtedness that is such by virtue of CLAUSE (C) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that constitute Debt of the primary obligor thereon.

                  "DEFAULT" means any of the events specified in SECTION 11.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

                  "DEFAULT MARGIN" means 2.0%.

                  "DEPOSIT ACCOUNT" has the meaning specified in the definition "Collateral".

                  "DISBURSING BANK" means any commercial bank with which a Controlled Disbursement Account is maintained after the Effective Date.

                  "DOLLAR" and "$" means freely transferable United States dollars.

                  "DOMESTIC ELIGIBLE RECEIVABLES" means Eligible Receivables as to which the Account Debtor is located in the United States.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary which is organized under the laws of any jurisdiction within the United States of America.

                  "EBIT" means Net Income before provision for interest expense and income taxes.

                  "EBITDA" means EBIT before provision for depreciation and amortization expense.

                  "EFFECTIVE DATE" means the later of:

                  (a)      the Agreement Date, and

                  (b) the first date on which all of the conditions set forth in ARTICLE 4 shall have been fulfilled.

                  "EFFECTIVE INTEREST RATE" means each rate of interest per annum on the Revolving Credit Loans in effect from time to time pursuant to the provisions of SECTIONS 3.1(A), (B), (C) AND (D).

                  "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending affiliate of any such commercial bank; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, having a net worth of at least $250,000,000 calculated in accordance with GAAP; and (iii) any Lender listed on the signature page of this Agreement; PROVIDED in each case that the representation contained in SECTION 12.2 hereof shall be applicable with respect to such institution or Lender.

                  "ELIGIBLE INVENTORY" means items of Inventory of the Borrower consisting of plasma, finished goods held for sale in this ordinary course of the business of the Borrower (but not including packaging or shipping materials or maintenance supplies) or raw materials consisting of soft goods, such as needles, saline, plastic tubing, bags, bottles and other medical supplies which are used by the Borrower in the operation of its collection centers and testing laboratories and are in their original unopened, and where applicable, sterile containers, in each case which are deemed by the Agent in the exercise of its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved in writing by the Agent, no Inventory shall be deemed to be Eligible Inventory unless it meets all of the following requirements: (i) such Inventory is owned by the Borrower, is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien; (ii) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods; (iii) such Inventory is in good condition and meets all standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters; (iv) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of the Borrower's business; (v) such Inventory is not obsolete or returned or repossessed or used goods taken in trade; (vi) such Inventory is located within the United States at one of the locations listed in SCHEDULE 5.1(U); and (vii) such Inventory is in the possession and control of the Borrower and not any third party and if located in a warehouse or other facility leased by the Borrower, the lessor has delivered to the Agent a waiver and consent in form and substance satisfactory to the Agent, or, if not so in the possession and control of the Borrower, such Inventory is in the possession of a third party warehouseman who has signed an agreement in form and substance satisfactory to the Agent acknowledging the Security Interest.

                  "ELIGIBLE RECEIVABLE" means a Receivable of the Borrower that consists of the unpaid portion of the obligation stated on the invoice issued to an Account Debtor with respect to Inventory sold and shipped to such Account Debtor in the ordinary course of business, net of any credits or rebates owed by the Borrower to the Account Debtor and net of any commissions payable by the Borrower to third parties and that the Agent, in the exercise of its reasonable discretion, determines to be eligible for inclusion in the Borrowing Base. Unless otherwise approved in writing by the Agent, no Receivable shall be deemed an Eligible Receivable unless it meets all of the following requirements: (a) such Receivable is owned by the Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of the Borrower to make such Receivable payable by the Account Debtor; (b) such Receivable is not unpaid more than 90 days after the date of the original invoice; (c) such Receivable does not arise out of any transaction with any Subsidiary, Affiliate, creditor, lessor or supplier of the Borrower; (d) such Receivable is not owing by an Account Debtor more than 50% of whose then-existing accounts owing to the Borrower do not meet the requirements set forth in CLAUSE (B) above; (e) the Account Debtor with respect to such Receivable is not located in a jurisdiction which imposes conditions on the enforceability of Receivables with which the Borrower has not complied; (f) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any applicable law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Agent, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment; (g) the Borrower is not in breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable; (h) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Agent's sole judgment, have a materially adverse effect on such Account Debtor; (i) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected; (j) such Receivable (or portion of a Receivable) is not in excess of Concentration Limits; (k) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Agent containing only terms normally offered by the Borrower, and dated no later than the date of shipment; (l) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts exist which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor; (m) such Receivable is not evidenced by chattel paper or an instrument of any kind; (n) such Receivable does not arise from the performance of services, including services under or related to any warranty obligation of the Borrower or out of service charges by the Borrower or other fees for the time value of money; and (o) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien and the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien other than a Permitted Lien. For the purposes of this definition, a Receivable shall be deemed to be in excess of Concentration Limits if such Receivable, when added to all other Receivables then owing by a single Account Debtor or a group of affiliated Account Debtors, exceeds the Concentration Limit and the "Concentration Limit" for these purposes means 20% in face amount of the Borrower's Total Receivables at any time or 35% of such amount for periods of up to 90 consecutive days during each 180 consecutive day period. It is intended that, if a Receivable is otherwise an Eligible Receivable, only that portion of such Receivable in excess of the Concentration Limit is to be ineligible under CLAUSE (J) above.

                  "ENVIRONMENT" means waters, land, surface or subsurface strata or ambient air.

                  "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws now or hereafter in effect relating to Contaminants or protection of the Environment, including laws relating to a Release or threat of a Release or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of Contaminants, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 ET SEQ., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 ET SEQ., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ., as amended; the Clean Air Act, 46 U.S.C. ss. 7401 ET SEQ., as amended; and state and federal lien and Environmental cleanup programs.

                  "ENVIRONMENTAL LIEN" means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the Environment.

                  "EQUIPMENT" has the meaning specified in the definition "Collateral".

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                  "ERISA EVENT" means (a) a "Reportable Event" as defined in
Section 4043(c) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan subject to Title IV of ERISA or the treatment of an amendment to such a Benefit Plan as a termination under Section 4041 of ERISA, (c) the institution of proceedings by the PBGC to terminate a Benefit Plan subject to Title IV of ERISA or the appointment by a court or agency of competent jurisdiction of a trustee to administer any such Benefit Plan or an event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by a court or agency of competent jurisdiction of a trustee to administer, any Benefit Plan subject to said Section 4042, (d) the imposition of any liability in excess of $1,500 per year under Title IV of ERISA other than for PBGC premiums due but not yet payable, (e) the filing of an application for a minimum funding waiver under Section 412 of the Code, (f) a withdrawal by the Borrower or any Related Employer from a Benefit Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA), (g) a Benefit Plan intended to qualify under
Section 401(a) of the Code is subject to a final determination that such qualified status has been terminated, (h) the failure to make a contribution required by Section 302 (or, if applicable, 305) of ERISA or Section 412 of the Code to a Benefit Plan on or before the date it is due and owing, (i) the Borrower or any Related Company being in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan because of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, or
(j) the occurrence of a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Benefit Plan for which no class or individual exemption has been granted or requested.

                  "EURODOLLAR RATE" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

         Eurodollar Rate       =    Interbank Offered Rate
                                    ----------------------
                                    1 - Eurodollar Reserve Percentage

The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "EURODOLLAR RATE LOAN" means any Loan comprising Loans bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "EURODOLLAR RESERVE PERCENTAGE" means that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to any Lender.

                  "EVENT OF DEFAULT" means any of the events specified in
SECTION 11.1, PROVIDED that any requirement for notice or lapse of time or any other condition has been satisfied.

                  "EXCESS PERMITTED CAPITAL EXPENDITURES" means in any Fiscal Year an amount equal to 5% of the Capital Expenditures permitted for such Fiscal Year by the chart set forth in SECTION 10.5.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

                  "FINANCIAL OFFICER" means the Chief Financial Officer, Treasurer or Controller of the Borrower.

                  "FINANCING STATEMENTS" means any and all Uniform Commercial Code financing statements or the equivalent in other jurisdictions, in form and substance satisfactory to the Agent, executed and delivered by the Borrower to the Agent, naming the Agent, for the benefit of the Lenders, as secured party (or as assignee of the secured party) and the Borrower as debtor, in connection with this Agreement.

                  "FISCAL QUARTER" means each three-month accounting period of the Borrower ending March 31, June 30, September 30 and December 31 of each Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of the Borrower commencing on January 1 of each year and ending on December 31 of the same year.

                  "FIXED CHARGE COVERAGE RATIO" means, as of the last day of any Fiscal Quarter of the Borrower, the result obtained by dividing (i) the sum of EBITDA minus cash outlays for income taxes, minus Maintenance Capex and minus Other Included Expenditures of the Borrower and its Consolidated Subsidiaries for the preceding four Fiscal Quarters ending on such date, by (ii) the sum of interest expense plus scheduled principal payments on Debt (other than the Loans), including scheduled payments of Capitalized Lease Obligations, of the Borrower and its Consolidated Subsidiaries during the preceding four Fiscal Quarters ending on such date. For the purposes of this definition "Other

Included Expenditures" means any expenditures during the computation period for a Permitted Repurchase or for Excess Capital Expenditures or for Permitted Investments (other than loans or advances to employees) made after the Effective Date that are not included in the Capital Expenditures budgeted by the Borrower for such period and subject to the limitations of SECTION 10.5.

                  "FOREIGN ELIGIBLE RECEIVABLES" means Eligible Receivables as to which the Account Debtor is one of the Persons listed on SCHEDULE 1.1D - FOREIGN ELIGIBLE RECEIVABLES and is located in one of the countries listed on such schedule.

                  "FUNDING ACCOUNT" means an account maintained by the Borrower with the Agent into which proceeds of Revolving Credit Loans may be deposited from time to time.

                  "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and, when used with reference to the Borrower or any Subsidiary, consistent with the prior financial practice of the Borrower, as reflected on the financial statements referred to in SECTION 5.1(N); PROVIDED, HOWEVER, that, with respect to financial covenant compliance calculations, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by the Borrower's independent public accountants, such changes shall be included in GAAP as applicable to the Borrower and its Subsidiaries with respect to determination of financial covenant compliance only from and after such date as the Borrower, the Required Lenders and the Agent shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in
ARTICLE 10. Each party agrees to negotiate in good faith and as expeditiously as reasonable under the circumstances to achieve such amendment.

                  "GENERAL INTANGIBLES" has the meaning specified in the definition "Collateral".

                  "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

                  "GUARANTOR" means each of BioMune Corporation, NABI Finance, Inc., NabiMed, Ltd. and Univax Plasma, Inc., each a Delaware corporation and a Wholly Owned Subsidiary of the Borrower and any Wholly Owned Subsidiary of the Borrower, which is a Domestic Subsidiary, organized or acquired after the Effective Date.

                  "GUARANTY", "GUARANTEED" or to "GUARANTEE" as applied to any obligation of another Person shall mean and include

                  (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

                  (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                           (i) the purchase of securities or obligations,

                           (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

                           (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation,

                           (iv) repayment of amounts drawn down by beneficiaries of letters of credit issued for the account of such other Person, or

                           (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

                  "INDEBTEDNESS" of any Person means, without duplication, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following:

                  (a) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of drafts accepted or similar instruments or reimbursement obligations under letters of credit,

                  (b) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, but not including obligations under any Operating Lease that includes an option in favor of the lessee thereunder to purchase the leased assets,

                  (c) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and

                  (d) all net obligations of such Person in respect of Interest Rate Protection Agreements.

                  "INITIAL LOANS" means the Revolving Credit Loans made to the Borrower on the Effective Date pursuant to the Initial Notice of Borrowing.

                  "INITIAL NOTICE OF BORROWING" means the Notice of Borrowing given by the Borrower with respect to the Initial Loans which shall also specify the method of disbursement.

                  "INTERBANK OFFERED RATE" means, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "INTEREST PAYMENT DATE" means as to any Prime Rate Loan, the first day of each calendar month commencing on October 1, 1997 and continuing thereafter until the Secured Obligations have been irrevocably paid in full and as to any Eurodollar Rate Loan, the last day of the applicable Interest Period and, if such Interest Period is longer than the three months, at intervals of three months after the first day thereof and on the date such Eurodollar Rate Loan is due (whether at maturity, by reason of acceleration or otherwise).

                  "INTEREST PERIOD" means with respect to each Eurodollar Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation; PROVIDED, that:

                           (i) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of CLAUSE (III) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to CLAUSE (III) below, end on the last Business Day of a calendar month;

                           (iii) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and

                           (iv) notwithstanding CLAUSE (III) above, no Interest Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

                  "INTEREST RATE PROTECTION AGREEMENT" shall mean an interest rate swap, cap or collar agreement or similar arrangement between any Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                  "INTERNAL REVENUE CODE" or "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "INVENTORY" has the meaning specified in the definition "Collateral".

                  "INVESTMENT" means, with respect to any Person:

                  (a) the acquisition or ownership by such Person of any share of capital stock, evidence of Indebtedness or other security issued by any other Person,

                  (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses,

                  (c) any Guaranty of the obligations of any other Person,

                  (d) any other investment (other than the Acquisition of a Business Unit) in any other Person, and

                  (e) any commitment or option to make any of the investments listed in CLAUSES (A) through (D) above if, in the case of an option, the consideration therefor exceeds $100.

                  "INVESTMENT ACCOUNT" has the meaning specified in the definition "Collateral".

                  "INVESTMENT PROPERTY" has the meaning specified in the definition "Collateral".

                  "IRS" means the Internal Revenue Service.

                  "LENDER" means at any time any financial institution party to this Agreement at such time, including NationsBank in its capacity as lender of Non-Ratable Loans hereunder and including any such Person becoming a party hereto pursuant to the provisions of ARTICLE 12, and "LENDERS" means at any time all of such financial institutions party to this Agreement at such time.

                  "LETTER OF CREDIT" means each standby letter of credit issued for the account of the Borrower by NationsBank pursuant to Article 2A.

                  "LETTER OF CREDIT AVAILABILITY" means, as of the date of determination, the aggregate amount of additional Letter of Credit Obligations which may be incurred at the time of determination in accordance with SECTION 2A.2, which shall be an amount equal to the lesser of (i) the Letter of Credit Facility minus the Letter of Credit Obligations and (ii) the Revolving Credit Availability, in each case, on such date.

                  "LETTER OF CREDIT DOCUMENTS" means the documents, agreements and other writings required by NationsBank to be executed and/or delivered in connection with the issuance of a Letter of Credit not inconsistent with the provisions of this Agreement, including, without limitation, any letter of credit application and Reimbursement Agreement not inconsistent with the provisions of this Agreement.

                  "LETTER OF CREDIT FACILITY" means a subfacility of the Revolving Credit Facility providing for the issuance of Letters of Credit described in ARTICLE 2A up to an aggregate amount of Letter of Credit Obligations at any one time outstanding not to exceed the amount of $1,000,000.

                  "LETTER OF CREDIT OBLIGATIONS" means the aggregate face amount of all outstanding Letters of Credit available to be drawn (assuming all conditions to drawing are satisfied), plus the aggregate amount of any unreimbursed drawings under any Letters of Credit.

                  "LETTER OF CREDIT RESERVE" means, at any time, an amount equal to the Letter of Credit Obligations at such time.

                  "LIABILITIES" of any Person means all items (except for items of capital stock, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Liabilities are to be determined.

                  "LICENSE AGREEMENT" means each agreement among the Borrower, the Agent and any licensee of rights relating to the manufacture or sale of Inventory, in form and substance satisfactory to the Agent, pursuant to which the Agent is granted the right to sell or otherwise dispose of such Inventory during the existence of an Event of Default.

                  "LIEN" as applied to the property of any Person means:

                  (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom,

                  (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,

                  (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over the claims of general unsecured creditors of such Person,

                  (d) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, excluding informational financing statements relating to property leased by the Borrower and such filings or agreements with respect to the property of others from time to time in the Borrower's possession, and

                  (e) in the case of Real Estate, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances.

                  "LOAN" means any Revolving Credit Loan, as well as such Loans collectively, as the context requires. Whenever appropriate in the context, the term Loan, including such defined terms including the term "Loan", shall mean and include such Loan made by all Lenders to the Borrower as well as a Lender's Proportionate Share of any such Loan.

                  "LOAN ACCOUNT" and "LOAN ACCOUNTS" shall have the meanings specified in SECTION 3.5.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Security Documents and each other instrument, agreement or document executed by the Borrower or any Affiliate or Subsidiary of the Borrower in connection with this Agreement whether prior to, on or after the Effective Date and each other instrument, agreement or document referred to herein or contemplated hereby.

                  "LOCKBOX" means each U. S. Post Office Box specified in a Lockbox Agreement.

                  "LOCKBOX AGREEMENT" means each agreement between the Borrower and a Clearing Bank concerning the establishment of a Lockbox for the collection of Receivables.

                  "MAINTENANCE CAPEX" means the sum of $10,000,000 or such greater sum as the Required Lenders shall in their discretion determine from time to time based upon the annual budget of the Borrower.

                  "MARGIN ADJUSTMENT DATE" means the first day following the day on which the Borrower delivers the financial statements required by SECTION 9.1(A) with respect to the end of each Fiscal Quarter ending after March 31, 1998.

                  "MARGIN ADJUSTMENT PERIOD" means each period commencing and including a Margin Adjustment Date and ending on the day immediately preceding the next succeeding Margin Adjustment Date.

                  "MARGIN STOCK" means margin stock as defined in Section 221.1(h) of Regulation U, as the same may be amended or supplemented from time to time.

                  "MATERIALLY ADVERSE EFFECT" means any act, omission, situation, circumstance, event or undertaking which would, singly or in any combination with one or more other acts, omissions, situations, circumstances, events or undertakings, have, or could reasonably be expected by the Agent to have, a materially adverse effect upon (i) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower and its Subsidiaries taken together, (ii) the value of the whole or any part of the Collateral, the Security Interest or the priority of the Security Interest, (iii) the respective ability of the Borrower or any of its Subsidiaries to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (iv) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of the Agent or any Lender to enforce any rights or remedies under or in connection with any Loan Document.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or a Related Company is required to contribute or has contributed currently or within the immediately preceding twelve (12) consecutive calendar months.

                  "NABI FINANCE TRANSFER" means the transfer once each Fiscal Year by the Borrower and its Domestic Subsidiaries of substantially all of their Receivables to NABI Finance, Inc. and the retransfer thereof to the Borrower and its Domestic Subsidiaries by NABI Finance, Inc. within five Business Days of such initial transfer.

                  "NATIONSBANK" means NationsBank, N.A.

                  "NEGATIVE PLEDGE AGREEMENT" means the agreement or agreements in form and substance satisfactory to the Agent pursuant to which the Borrower or its Subsidiaries agree not to create or permit to exist any Lien (other than a Permitted Lien) on any Real Estate owned or leased by the Borrower or its Subsidiaries.

                  "NET AMOUNT" means, with respect to any Investments made by any Person, the gross amount of all such Investments minus the aggregate amount of all cash received and the fair value, at the time of receipt by such Person, of all property received as payments of principal or premiums, returns of capital, liquidating dividends or distributions, proceeds of sale or other dispositions with respect to such Investments.

                  "NET INCOME" or "NET LOSS" means, as applied to any Person for any accounting period, the net income or net loss, as the case may be, of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded:

                  (a) the net income or net loss of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person,

                  (b) the net income or net loss of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions,

                  (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period,

                  (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon,

                  (e) any net gain arising from the collection of the proceeds of any insurance policy,

                  (f) any write-up of any asset other than adjustments to Inventory in the ordinary course of business in accordance with GAAP, and

                  (g) any other extraordinary item.

Whenever "consolidated Net Income" (or "consolidated Net Loss") of a Person and any other Person (including, without being limited to, any consolidated Subsidiary of such first Person) is referred to, the entire Net Income or Net Loss of such second Person for the relevant accounting period shall be included in such consolidated results (without regard to any payment or distribution by such second Person of such Net Income, and subject only to application of principles of consolidation in accordance with GAAP), without regard to the date on which such second Person became a Subsidiary of the first or such first Person otherwise became entitled to consolidate the financial condition or results of operations of such second Person with its own for financial reporting purposes.

                  "NET OUTSTANDINGS" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to SECTION 13.7) to the Agent in respect of Loans by such Lender under the Revolving Credit Facility, minus (b) all amounts received by the Agent and paid by the Agent to such Lender for application, pursuant to this Agreement, to reduction of the outstanding principal balance of the Loans of such Lender outstanding under the Revolving Credit Facility.

                  "NET PROCEEDS" means proceeds received by the Borrower or any of its Subsidiaries in cash from any Asset Disposition (including, without limitation, payments under notes or other debt securities received in connection with any Asset Disposition), net of: (a) the transaction costs of such sale, lease, transfer or other disposition; (b) any tax liability arising from such transaction; and (c) amounts applied to repayment of Indebtedness (other than the Secured Obligations) secured by a Lien on the asset or property disposed.

                  "NET WORTH" means, with respect to any Person, such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

                  "NON-RATABLE LOAN" means a Prime Rate Revolving Credit Loan made by NationsBank in accordance with the provisions of SECTION 3.8(B).

                  "NOTE" means any of the Revolving Credit Notes and "NOTES" means more than one such Note.

                  "NOTICE OF BORROWING" means a written notice, or telephonic notice followed by a confirming same-day written notice, requesting a Loan, which is given by telex or facsimile transmission in accordance with the applicable provisions of SECTION 2.2 and which specifies (i) the amount of the requested Loan, (ii) the date of the requested Loan, and (iii) if the requested Loan is a Eurodollar Rate Revolving Credit Loan, the applicable Interest Period.

                  "NOTICE OF CONVERSION OR CONTINUATION" has the meaning specified in SECTION 3.12.

                  "OPERATING LEASE" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

                  "OVERADVANCE" means at any time the amount by which the principal amount of Revolving Credit Loans exceeds the Borrowing Base.

                  "OVERADVANCE CONDITION" means and is deemed to exist any time the principal amount of Revolving Credit Loans outstanding exceeds the Borrowing Base at such time.

                  "OVERADVANCE LOAN" means a Revolving Credit Loan made at the time an Overadvance Condition exists or which results in an Overadvance Condition.

                  "PASTEUR INVENTORY" is Inventory that would otherwise constitute Eligible Inventory but for the fact that it has been sold pursuant to a bill and hold arrangement with Pasteur Merieux Institute.

                  "PATENT ASSIGNMENT" means the Assignment for Security-Patents, dated on or about the Effective Date, made by the Borrower to the Agent, for the benefit of the Lenders.

                  "PATENTS" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to

                           (i) any and all patents and patent applications,

                           (ii) inventions and improvements described and claimed therein,

                           (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof,

                           (iv) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof,

                           (v) rights to sue for past, present and future infringements thereof, and

                           (vi) all rights corresponding to any of the foregoing throughout the world.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

                  "PERMITTED INVESTMENTS" means

                  (a)      Investments of the Borrower or any Subsidiary in:

                           (i) negotiable certificates of deposit and time deposits issued by NationsBank or by any United States bank or trust company having capital, surplus and undivided profits in excess of $100,000,000,

                           (ii) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same,

                           (iii) other Cash Equivalents, and

                           (iv) sales of inventory on credit in the ordinary course of business; and

                  (b)      Investments of the Borrower and its Subsidiaries in:

                           (i) the Borrower's Subsidiaries existing on the Effective Date,

                           (ii) Guaranties permitted pursuant to SECTION 10.3,

                           (iii) those items described on SCHEDULE 1.1A - PERMITTED INVESTMENTS, and

                           (iv) other Investments not in excess of $500,000 individually or $1,000,000 in the aggregate at any time outstanding.

                  "PERMITTED LIENS" means:

                  (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but in all cases only if payment shall not at the time be required to be made in accordance with SECTION 8.6,

                  (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under payment or performance bonds,

                  (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower,

                  (d) Liens consisting of deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business of the Borrower (and not in connection with incurring Debt), PROVIDED, that in each case the obligation secured by such deposit is not overdue for a period of more than 60 days or is being contested in good faith by appropriate proceedings during the pendency of which the execution of the applicable Lien is effectively stayed;

                  (e) Liens of or resulting from any judgment or award, the time for appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower or the affected Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution pending such appeal or proceeding for review is in effect;

                  (f)      Permitted Purchase Money Liens,

                  (g)      Liens shown on SCHEDULE 1.1B - PERMITTED LIENS,

                  (h) Liens existing on real property or tangible personal property (other than Inventory) of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event;

                  (i) Liens on any property (other than Inventory) of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary of the Borrower and not created in contemplation of such event;

                  (j) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of clauses (f) through (i) inclusive of this definition, PROVIDED that (i) such Indebtedness is not secured by any other assets or property, and (ii) the stated Dollar amount or Dollar Equivalent of the amount of such Indebtedness secured by any such Lien is not increased;

                  (k) Liens on Margin Stock;

                  (l) Liens of the Agent, for the benefit of the Lenders, arising under this Agreement and the other Loan Documents, and

                  (m) Liens in existence immediately prior to the Effective Date that are satisfied in full and released (or assigned to and accepted by the Agent) on the Effective Date or promptly thereafter as a result of the application of the proceeds of the Initial Loans or cash on hand.

                  "PERMITTED PURCHASE MONEY DEBT" means Purchase Money Debt of the Borrower incurred after the Agreement Date

                  (a) which is secured by a Purchase Money Lien,

                  (b) the aggregate principal amount of which does not exceed an amount equal to 100% of the lesser of

                           (i) the cost (including the principal amount of such Debt, whether or not assumed) of the tangible personal property (other than Inventory) subject to such Lien, and

                           (ii) the fair value of such tangible personal property (other than Inventory) at the time of its acquisition, and

                  (c) which, when aggregated with the principal amount of all other such Debt and Capitalized Lease Obligations of the Borrower at the time outstanding, does not exceed $2,000,000.

                  "PERMITTED REPURCHASE" means any redemption by the Borrower of its outstanding common stock provided that immediately prior to and after giving effect thereto (i) no Default or Event of Default exists and (ii) Revolving Credit Availability equals or exceeds $20,000,000.

                  "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "PRIME RATE" means during the period from the Effective Date through the last day of the month in which the Effective Date falls, the per annum rate of interest publicly announced by the Agent at its principal office as its "prime rate" as in effect on the Effective Date, and thereafter during each succeeding calendar month, means such "prime rate" as in effect on the last Business Day of the immediately preceding calendar month. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. on the first day of the month following the month in which such change was announced. The Prime Rate is a reference used by the Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor. The Agent lends at rates above and below the Prime Rate.

                  "PRIME RATE LOAN" means any Prime Rate Revolving Credit Loan bearing interest at a rate determined by reference to the Prime Rate and "PRIME RATE LOANS" means more than one such Loan.

                  "PROPORTIONATE SHARE" or "RATABLE SHARE" or "RATABLE" means, as to a Lender, such Lender's share of an amount in Dollars or other property at the time of determination equal to (i) the Commitment Percentage of such Lender, or (ii) if the Commitments are terminated, the percentage of the total principal amount of Loans outstanding at such time obtained by dividing the principal amount of the Loans then owing to such Lender by the total principal amount of all Loans then owing to all Lenders.

                  "PROPRIETARY RIGHTS" means all of the Borrower's now owned and hereafter arising or acquired: Patents, Copyrights, Trademarks, including, without limitation, the Proprietary Rights set forth on SCHEDULE 5.1(BB) hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "PURCHASE MONEY DEBT" means Debt created to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible personal property (other than Inventory) and incurred at the time of or within 20 days prior to or after the acquisition of such tangible asset.

                  "PURCHASE MONEY LIEN" means any Lien securing Purchase Money Debt, but only if such Lien shall at all times be confined solely to the property (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Debt secured by such Lien.

                  "REAL ESTATE" means all of the Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation the real property described on SCHEDULE 5.1(W).

                  "RECEIVABLES" has the meaning specified in the definition "Collateral".

                  "REGISTER" has the meaning specified in SECTION 12.1(D).

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

                  "REIMBURSEMENT AGREEMENT" means, with respect to a Letter of Credit, such application therefor and reimbursement agreement therefor (whether in a single document or several documents) as NationsBank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by NationsBank and the Borrower, provided that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

                  "REIMBURSEMENT OBLIGATIONS" means the reimbursement or repayment obligations of the Borrower to NationsBank pursuant to Section 2A.6 or pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit.

                  "RELATED COMPANY" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; or
(iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in CLAUSE (I) above or any partnership, trade or business described in CLAUSE
(II) above.

                  "RELEASE" means spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of or migration of Contaminants into the Environment.

                  "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the Environment; (ii) prevent the Release or threat of Release or minimize such Release or threat of Release so they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "REQUIRED LENDERS" means, at any time, any combination of Lenders whose Commitment Percentages at such time aggregate in excess of sixty percent (60%), except in the context of any amendment increasing the Total Commitments or the Revolving Credit Facility, in which case "Required Lenders" means any combination of Lenders whose Commitment Percentages at such time aggregate at least eighty percent (80%); PROVIDED, HOWEVER, that if any Lender shall have failed to fund its Proportionate Share of any Loan in accordance with the terms of this Agreement, then, for so long as such failure continues, the term "Required Lenders" shall mean Lenders (excluding such Lender whose failure to fund its Proportionate Share of any Loan has not been cured) having Commitment Percentages (computed after excluding the defaulting Lender's Commitment from the Total Commitment) equal to at least 60% or 80%, as the case may be, at such time; PROVIDED, FURTHER, HOWEVER, that if the Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender whose failure to fund its Proportionate Share of any Loan has not been cured) holding Loans representing at least 60% or 80%, as the case may be, of the aggregate principal amount of Loans (excluding the Loans owing to the defaulting Lender) outstanding at such time.

                  "RESERVE" means any reserve against the Borrowing Base, established by the Agent from time to time in its reasonable credit adjustment.

                  "RESTRICTED DISTRIBUTION" by any Person means (i) its retirement, redemption, purchase, or other acquisition or retirement for value of any capital stock or other equity securities (except equity securities acquired on the conversion thereof into other equity securities of such Person) or partnership interests issued by such Person, (ii) the declaration or payment of any dividend or distribution in cash or property on or with respect to any such securities (other than dividends payable solely in shares of its capital stock) or partnership interests, excluding, however, any such dividend, distribution or payment to the Borrower by any Subsidiary of the Borrower, (iii) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (iv) any other payment by such Person in respect of such securities or partnership interests.

                  "RESTRICTED PAYMENT" means (a) any redemption or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Debt (other than the Loans), (b) any payment on or with respect to Subordinated Debt other than in accordance with the Subordination provision thereof, (c) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt and compensation as an employee) owing to an Affiliate of such Person or to an Affiliate of any such Affiliate and (d) the payment of any management, consulting or similar fee by any Person to any Affiliate of such Person other than in the ordinary course of business, subject to the requirements of SECTION 10.8.

                  "REVOLVING CREDIT AVAILABILITY" means, as of the date of determination, the aggregate principal amount of Revolving Credit Loans available to be borrowed by the Borrower hereunder in accordance with SECTION 2.1, which shall be an amount equal to the remainder derived by subtracting the aggregate principal amount of Revolving Credit Loans outstanding on such date from the Borrowing Base on such date.

                  "REVOLVING CREDIT FACILITY" means the credit facility providing for Revolving Credit Loans based upon the Borrowing Base described in
SECTION 2.1 up to an aggregate principal amount at any one time outstanding not to exceed $50,000,000, or such lesser or greater amount as shall be agreed upon from time to time in writing by the Agent, the Lenders and the Borrower.

                  "REVOLVING CREDIT LOANS" means Loans made to the Borrower pursuant to SECTION 2.1, including any Non-Ratable Loans.

                  "REVOLVING CREDIT NOTE" means each Revolving Credit Note made by the Borrower payable to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Loans made to it by such Lender under the Revolving Credit Facility (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT A hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

                  "SCHEDULE OF INVENTORY" means a schedule delivered by the Borrower to the Agent pursuant to the provisions of SECTION 7.12(B).

                  "SCHEDULE OF RECEIVABLES" means a schedule delivered by the Borrower to the Agent pursuant to the provisions of SECTION 7.12(A).

                  "SECURED OBLIGATIONS" means, in each case whether now in existence or hereafter arising,

                  (a) the principal of, and interest and premium, if any, on, the Loans,

                  (b) all obligations of the Borrower or any Subsidiary of the Borrower to any Lender or any Affiliate of a Lender under any Interest Rate Protection Agreement,

                  (c) all Letter of Credit Obligations, and

                  (d) all indebtedness, liabilities, obligations, covenants and duties of the Borrower or any Subsidiary of the Borrower to the Agent or to any Lenders or to any Affiliate of the Agent or any Lender of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to ARTICLE 3 and expenses required to be paid or reimbursed pursuant to SECTION 14.2.

                  "SECURITY DOCUMENTS" means each of the following:

                  (a) the Financing Statements,

                  (b) the Trademark Assignment,

                  (c) the Patent Assignment,

                  (d) the Licensing Agreements,

                  (e) the Negative Pledge Agreements,

                  (f) the Subsidiary Guaranty,

                  (g) the Subsidiary Security Agreement, and

                  (h) each other writing executed and delivered by the Borrower or any other Person securing the Secured Obligations.

                  "SECURITY INTEREST" means the Liens of the Agent for the benefit of itself and the Lenders and Affiliates of the Lenders on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

                  "SETTLEMENT DATE" means each Business Day after the Effective Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of SECTION 3.8(B)(I) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of SECTION 3.8.

                  "SETTLEMENT REPORT" means each report prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Proportionate Share thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and fees received by the Agent from the Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

                  "SOLVENT" and with corollary meaning "SOLVENCY" means when applied to the Borrower, that the Borrower has capital sufficient to carry on its business and transactions in which it is about to engage and is able to pay its Indebtedness as it matures and owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its Indebtedness.

                  "SUBORDINATED DEBT" means the Senior Subordinated Debt and any other Debt of the Borrower, the payments under which are subject and subordinate to the prior repayment of the Secured Obligations on terms and conditions satisfactory to the Required Lenders in their sole discretion.

                  "SUBSIDIARY"

                  (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

                           (i) if the holders of such stock, or other ownership interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

                           (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest,

                  (b) when used with respect to a Plan, ERISA or a provision of the Internal Revenue Code pertaining to employee benefit plans, also means any corporation, trade or business (whether or not incorporated) which is under common control with the Borrower and is treated as a single employer with the Borrower under Section 414(b) or (c) of the Internal Revenue Code and the regulations thereunder, and

                  (c) when used without other designation of ownership, means a Subsidiary of the Borrower.

                  "SUBSIDIARY GUARANTY" means the Guaranty in favor of the Agent executed and delivered by the Guarantors on or before the Effective Date.

                  "SUBSIDIARY SECURITY AGREEMENT" means the Security Agreement executed and delivered by the Guarantors in favor of the Agent as of the Effective Date.

                  "SUPPORTING LETTER OF CREDIT" has the meaning set forth in
SECTION 2A.9.

                  "TERMINATION DATE" means the fifth Anniversary of the Effective Date, such earlier date as all Secured Obligations shall have been irrevocably paid in full and the Revolving Credit Facility shall have been terminated, or such later date as to which the same may be extended pursuant to the provisions of SECTION 2.5.

                  "TERMINATION EVENT" means

                  (a) a Reportable Event, or

                  (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or

                  (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

                  "TOTAL COMMITMENT" means the sum of the Commitments.

                  "TRADEMARK ASSIGNMENT" means the Assignment for Security - Trademarks, dated on or about the Effective Date, by the Borrower to the Agent for the benefit of the Lender, as the same may be amended, modified or supplemented from time to time.

                  "TRADEMARKS" means and includes in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to

                  (a) trademarks (including service marks), trade names and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the trademarks,

                  (b) licenses of the foregoing, whether as licensee or licensor,

                  (c) renewals thereof,

                  (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements thereof,

                  (e) rights to sue for past, present and future infringements thereof, including the right to settle suits involving claims and demands for royalties owing, and

                  (f) all rights corresponding to any of the foregoing throughout the world.

                  "TYPE" when used in respect of any Loan shall refer to the rate by reference to which interest on such Loan is determined.

                  "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

                  "WHOLLY OWNED SUBSIDIARY" when used to determine the relationship of a Subsidiary to a Person means a Subsidiary all of the issued and outstanding shares (other than directors' qualifying shares) of the capital stock of which shall at the time be owned by such Person or one or more of such Person's Wholly Owned Subsidiaries or by such Person and one or more of such Person's Wholly Owned Subsidiaries.

                  SECTION 1.2 GENERAL INTERPRETIVE RULES.

                  (a) All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP.

                  (b) The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles and inventory, as and when used in this Agreement or the Security Documents, shall have the meanings given those terms in the Uniform Commercial Code.

                  (c) Unless otherwise specified, the words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement.

                  (d) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Words denoting individuals include corporations and vice versa.

                  (e) References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof.

                  (f) References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, novation, supplement, modification or replacement is either not prohibited by the terms of this Agreement or is consented to by the Required Lenders and the Agent.

                  (g) Except where specifically restricted in a Loan Document, references to any Person include its successor or permitted substitutes and assigns permitted or not prohibited under such Loan Document.

                  (h) References to the time of day are to the time of day in the city in which the Agent's Office is located.

                  (i) The terms "payment", "prepayment", "distribution" and similar terms used in the definitions of "Restricted Distribution" and "Restricted Payment" and in SECTION 10.6, shall include payment by means of the transfer of funds or of property and, in the event of a transfer of property, the payment shall be deemed to be in an amount equal to the greater of the fair market value and the book value of the property at the time of the transfer.

                  (j) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

                  (k) Whenever from the context it appears appropriate, the term "Loan", including such terms as used as part of a defined term including the term "Loan", shall mean and include a Loan made by all Lenders to the Borrower as well as a Lender's Proportionate Share of any Loan.

                  (l) Whenever the phrase "to the knowledge of the Borrower" or words of similar import relating to the knowledge of the Borrower are used herein, such phrase shall mean and refer to the actual knowledge of the President of the Borrower or a Financial Officer.

                  (m) Whenever it is provided in this Agreement or any other Loan Document that the Agent or any Lender or any other Person is entitled to receive or to recover from another Person, the Agent's, such Lender's or such other first Person's "fees and disbursements of counsel" or "reasonable fees and disbursements of counsel" or "reasonable attorneys' fees" or words of like import referring to the out-of-pocket expenses of the Agent, such Lender or such other first Person for fees of counsel representing it, each such phrase shall be deemed to mean fees and expenses of such outside counsel actually incurred, based on the hourly or other billing arrangements customarily in effect between the Agent, such Lender or such other first Person and the counsel in question, and not, any applicable statutory provision permitting such calculation notwithstanding, based upon a percentage of any amount owing or in dispute.

                  SECTION 1.3 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                    ARTICLE 2

                            REVOLVING CREDIT FACILITY
                            -------------------------

                  SECTION 2.1 REVOLVING CREDIT LOANS. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Loans under the Revolving Credit Facility to the Borrower from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrower in accordance with the terms of SECTION 2.2, in amounts equal to such Lender's Proportionate Share of each Revolving Credit Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Proportionate Share of the Borrowing Base; PROVIDED, HOWEVER, that no Revolving Credit Loan shall be made that exceeds Revolving Credit Availability at the time and the aggregate principal amount of all outstanding Loans under the Revolving Credit Facility (after giving effect to the Loans requested) shall not exceed the Borrowing Base. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Revolving Credit Loans; PROVIDED, HOWEVER, that it is agreed that should the aggregate outstanding amount of Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid may be reborrowed, subject to the terms and conditions of this Agreement, in accordance with the provisions of this SECTION 2.1. Subject to manifest discrepancies or errors, the Agent's and each Lender's books and records reflecting the date and the amount of each Revolving Credit Loan and each repayment of principal thereof shall constitute PRIMA FACIE evidence of the accuracy of the information contained therein, subject to the provisions of
SECTION 3.5.

                  SECTION 2.2 MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings under the Revolving Credit Facility shall be made as follows:

                  (a) REQUESTS FOR BORROWING.

                           (i) PRIME RATE LOANS. Unless the Borrower shall previously have requested a Eurodollar Rate Loan and authorized the application of the proceeds thereof to any purpose described in CLAUSES
         (A) through (E) below and the Lenders shall have disbursed such Eurodollar Rate Loan for such purpose, a request for the borrowing of a Prime Rate Loan shall be made, or shall be deemed to be made, in the following manner:

                                    (A) with respect to the initial borrowing to
                  be made on the Effective Date, which shall be a Prime Rate Loan, the Borrower shall give the Agent an Initial Notice of Borrowing at least two Business Days prior to the proposed date of the borrowing, and, with respect to each subsequent borrowing, the Borrower may request a Prime Rate Loan by giving the Agent a Notice of Borrowing, before 1:00 p.m. on the proposed date of the borrowing, PROVIDED that if such notice is received after 1:00 p.m. on the proposed date of borrowing, the proposed borrowing will be postponed automatically to the next Business Day;

                                    (B) whenever a check or other item is
                  presented to a Disbursing Bank for payment against a Controlled Disbursement Account in an amount greater than the then available balance in such account, such Disbursing Bank shall, and is hereby irrevocably authorized by the Borrower to, give the Agent notice thereof, which notice shall be deemed to be a request for a Prime Rate Loan on the date of such notice in an amount equal to the excess of such check or other item over such available balance, and such request shall be irrevocable;

                                    (C) unless payment is otherwise made by the
                  Borrower, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for a Prime Rate Loan on the due date in the amount required to pay such interest, and such request shall be irrevocable; and

                                    (D) unless payment is otherwise made by the
                  Borrower, the becoming due of any other Secured Obligation shall be deemed to be a request for a Prime Rate Loan on the due date in the amount then so due, and such request shall be irrevocable;

                                    (E) the receipt by the Agent of notification
                  from NationsBank to the effect that a drawing has been made under a Letter of Credit and that the Borrower has failed to reimburse NationsBank therefor in accordance with the terms of the Letter of Credit, the Reimbursement Agreement and ARTICLE 2A, shall be deemed to be a request for a Prime Rate Loan on the date such notification is received in the amount of such drawing which is so unreimbursed.

                           (ii) EURODOLLAR RATE LOANS. At any time on or after the Effective Date, the Borrower may request a Eurodollar Rate Loan by giving the Agent a Notice of Borrowing (which notice shall be irrevocable) not later than 11:30 a.m. on the date two Business Days before the day on which the requested Eurodollar Rate Loan is to be made.

                           (iii) NOTIFICATION OF LENDERS. In the case of each Eurodollar Rate Loan and, unless the Agent has elected periodic settlements pursuant to SECTION 3.8, in the case of each Prime Rate Loan, the Agent shall promptly notify the Lenders of any Notice of Borrowing given or deemed given pursuant to this SECTION 2.2(A) by 12:00 noon on the proposed borrowing date (in the case of Prime Rate Loans) or by 3:00 p.m. two Business Days before the proposed borrowing date (in the case of Eurodollar Rate Loans). Not later than 1:30 p.m. on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrower, at the Agent's Office in funds immediately available to the Agent, such Lender's Proportionate Share of each Prime Rate Loan or Eurodollar Rate Loan.

                  (b) DISBURSEMENT OF LOANS. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to this SECTION 2.2(A) as follows:

                           (i) the proceeds of each Loan requested under SECTION 2.2(A)(I)(A) (other than the borrowing of the Initial Loans), 2.2(A)(I)(B) or 2.2(A)(II) shall be disbursed by the Agent in Dollars in immediately available funds by wire transfer to a Controlled Disbursement Account or, in the absence of a Controlled Disbursement Account, by wire transfer to such other account as may be agreed upon by the Borrower and the Agent from time to time, and the proceeds of the Initial Loans under SECTION 2.2(A)(I)(A) shall be disbursed in accordance with the Initial Notice of Borrowing, and

                           (ii) the proceeds of each Loan deemed requested under
         SECTION 2.2(A)(I)(C) or 2.2(A)(I)(D) shall be disbursed by the Agent by way of direct payment of the relevant interest or other Secured Obligation.

                  SECTION 2.3 REPAYMENT OF REVOLVING CREDIT LOANS. The Revolving Credit Loans will be repaid as follows:

                  (a) The outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrower in full, on or before the Termination Date;

                  (b) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the Borrowing Base in effect at such time, the Borrower shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment;

                  (c) The Borrower hereby instructs the Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Agent on such day pursuant to SECTION 7.1(B) and the amount in the Cash Collateral Account and the Investment Account; PROVIDED that payments received in excess of outstanding Revolving Credit Loans or in excess of outstanding Prime Rate Loans which would otherwise result in prepayment of Eurodollar Rate Loans prior to the end of the Interest Period applicable thereto shall be applied to the Investment Account or in the absence of adequate instructions from the Borrower regarding Investments, to the Cash Collateral Account; and PROVIDED, FURTHER, that no such amounts, except at the direction of the Borrower, shall be applied to the repayment of the Secured Obligations on the last Business Day of any Fiscal Quarter, but shall be so applied on the first Business Day of the next Fiscal Quarter; and

                  (d) Each Eurodollar Rate Loan is due and payable on the last day of the Interest Period applicable thereto, except to the extent converted or continued in accordance with SECTIONS 3.13 and 3.14 or SECTION 3.15(B).

Repayments pursuant to SECTION 2.3(B) or (C) shall be applied first to outstanding Prime Rate Loans and then, subject to the provisions of SECTION 2.3(C), to Eurodollar Rate Loans having the shortest remaining times in the applicable Interest Periods.

                  SECTION 2.4 PREPAYMENT ON ASSET DISPOSITION. Any and all amounts received by the Borrower as Net Proceeds from any Asset Disposition (subject to such restrictions and consents as may be required in the Loan Documents), shall be paid by the Borrower within one month following receipt thereof to the Agent for application to the Loans.

                  SECTION 2.5 REVOLVING CREDIT NOTES. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date (or later "effective date" under any Assignment and Acceptance) and be duly and validly executed and delivered by the Borrower.

                  SECTION 2.6 EXTENSION OF REVOLVING CREDIT FACILITY. Upon the written request of the Borrower not less than 180 days nor more than 220 days prior to the then effective Termination Date, subject to the prior credit approval by each Lender, the Revolving Credit Facility shall be extended for a period of one year from the then effective Termination Date. The Lenders shall provide the Borrower with written notice of such credit approval or lack thereof within 60 days after the request for extension.

                                   ARTICLE 2A

                            LETTER OF CREDIT FACILITY
                            -------------------------

                  SECTION 2A.1 AGREEMENT TO ISSUE. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, NationsBank agrees to issue for the account of the Borrower one or more Letters of Credit in accordance with this ARTICLE 2A, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

                  SECTION 2A.2 AMOUNTS. NationsBank shall not have any obligation to issue any Letter of Credit at any time:

                  (a) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations of the Borrower would exceed the Letter of Credit Facility then in effect or (ii) the aggregate principal amount of the Revolving Credit Loans outstanding would exceed the Borrowing Base (after reduction for the Letter of Credit Reserve in respect of such Letter of Credit) or (iii) if no Revolving Credit Loans are outstanding, the aggregate Letter of Credit Obligations would exceed the Borrowing Base (without reduction for the Letter of Credit Reserve); or

                  (b) which has a term longer than one calendar year or an expiration date after the last Business Day that is more than 30 days prior to the Termination Date.

                  SECTION 2A.3 CONDITIONS. The obligation of NationsBank to issue any Letter of Credit is subject to the satisfaction of (a) the applicable conditions precedent contained in ARTICLE 4 and (b) the following additional conditions precedent in a manner satisfactory to the Agent and NationsBank:

                           (i) the Borrower shall have delivered to NationsBank and the Agent at such times and in such manner as NationsBank or the Agent may prescribe a Reimbursement Agreement in form and substance satisfactory to NationsBank and the Agent for the issuance of the Letter of Credit, and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to NationsBank and the Agent and not inconsistent with the provisions of this Agreement; and

                           (ii) as of the date of issuance, no order of any court, arbitrator or governmental authority having jurisdiction or authority over NationsBank shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to banks generally and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over banks generally shall prohibit, or request that NationsBank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit.

                  SECTION 2A.4      ISSUANCE OF LETTERS OF CREDIT.

                  (a) REQUEST FOR ISSUANCE. The Borrower shall give NationsBank and the Agent written notice of the Borrower's request for the issuance of a Letter of Credit no later than three (3) Business Days prior to the proposed date of issuance of the Letter of Credit, unless a shorter period is otherwise agreed by NationsBank and the Agent. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day earlier than the 30th day prior to the Termination Date), the purpose for which such Letter of Credit is to be issued and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the form of the Letter of Credit that the Borrower requests to be issued.

                  (b) RESPONSIBILITIES OF THE AGENT; ISSUANCE. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to SECTION 2A.4(A), the amount of Letter of Credit Availability. If (i) the form of the Letter of Credit delivered by the Borrower to the Agent is acceptable to NationsBank and the Agent in their reasonable discretion, (ii) the undrawn face amount of the requested Letter of Credit is less than or equal to the Letter of Credit Availability and (iii) the

Agent has received a certificate from the Borrower stating that the applicable conditions set forth in SECTION 2A.3 have been satisfied, then NationsBank will cause the Letter of Credit to be issued.

                  (c) NOTICE OF ISSUANCE. Promptly after the issuance of any Letter of Credit, NationsBank shall give the Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and the Agent shall give each Lender written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit.

                  (d) NO EXTENSION OR AMENDMENT. No Letter of Credit shall be extended or amended unless the requirements of this SECTION 2A.4 are met as though a new Letter of Credit were being requested and issued.

                  SECTION 2A.5 DUTIES OF NATIONSBANK. Any action taken or omitted to be taken by NationsBank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of NationsBank to any Lender or relieve any Lender of its obligations hereunder to NationsBank. In determining whether to pay under any Letter of Credit, NationsBank shall have no obligation to any Lender other than to confirm that any documents required to be delivered under such Letter of Credit in connection with such drawing have been presented and appear on their face to comply with the requirements of such Letter of Credit.

                  SECTION 2A.6 PAYMENT OF REIMBURSEMENT OBLIGATIONS.

                  (a) PAYMENT TO ISSUER. Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrower agrees to reimburse NationsBank for any drawings (whether partial or full) under each Letter of Credit issued by NationsBank and agrees to pay to NationsBank the amount of all other Reimbursement Obligations and other amounts payable to NationsBank under or in connection with such Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against NationsBank or any other Person.

                  (b) RECOVERY OR AVOIDANCE OF PAYMENTS. In the event any payment by or on behalf of the Borrower with respect to any Letter of Credit (or any Reimbursement Obligation relating thereto) received by NationsBank, or by the Agent and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from NationsBank or the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent, for the account of the Agent or NationsBank, their respective Proportionate Shares of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

                  SECTION 2A.7 PARTICIPATIONS.

                  (a) PURCHASE OF PARTICIPATIONS. Immediately upon issuance by NationsBank of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in such Letter of Credit, equal to such Lender's Proportionate Share of the face amount thereof (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to NationsBank with respect to the issuance thereof, and any security therefor or guaranty pertaining thereto).

                  (b) SHARING OF LETTER OF CREDIT PAYMENTS. In the event that NationsBank makes a payment under any Letter of Credit and NationsBank shall not have been repaid such amount pursuant to SECTION 2A.6, then NationsBank shall be deemed to have made a Non-Ratable Loan in the amount of such payment, and notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, such Non-Ratable Loan shall be subject to the provisions of SECTION 3.8(B) and the absolute obligations of the Lenders to pay for their respective participation interests therein.

                  (c) SHARING OF REIMBURSEMENT OBLIGATION PAYMENTS. Whenever NationsBank receives a payment from or on behalf of the Borrower on account of a Reimbursement Obligation as to which the Agent has previously received for the account of NationsBank payment from a Lender pursuant to this SECTION 2A.7, NationsBank shall promptly pay to the Agent, for the benefit of such Lender, such Lender's Proportionate Share of the amount of such payment from the Borrower in Dollars. Each such payment shall be made by NationsBank on the Business Day on which NationsBank receives immediately available funds from the Agent pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. on such Business Day, and otherwise on the next succeeding Business Day.

                  (d) DOCUMENTATION. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Reimbursement Agreement or application for any Letter of Credit and such other documentation as may reasonably be requested by such Lender.

                  (e) OBLIGATIONS IRREVOCABLE. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit and participation therein pursuant to the provisions of SECTION 3.8(B) hereof or otherwise and the obligations of the Borrower to make payments to NationsBank or to the Agent, for the account of Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Letter of Credit has been issued in accordance with SECTION 2A.4), including, without limitation, any of the following circumstances:

                           (i) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                           (ii) The existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, NationsBank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

                           (iii) Any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) The surrender or impairment of any Collateral or any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents;

                           (v) The occurrence of any Default or Event of Default; or

                           (vi) NationsBank's or the Agent's failure to deliver the notice provided for in SECTION 2A.4(C).

                  SECTION 2A.8      INDEMNIFICATION, EXONERATION.

                  (a) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this ARTICLE 2A, the Borrower agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, directly or indirectly, of

                           (i) the issuance of any Letter of Credit, other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or

                           (ii) the failure of NationsBank to honor a drawing under any Letter of Credit as a result of any act or omission, whether such act or omission is rightful or wrongful, of any present or future DE JURE or DE FACTO governmental authority (all such acts or omissions being hereinafter referred to collectively as "GOVERNMENT ACTS").

                  (b) ASSUMPTION OF RISK BY THE BORROWER. As among the Borrower, the Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit, subject to the NationsBank's and the Agent's duties imposed herein. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders and the Agent shall not be responsible for:

                           (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                           (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                           (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

                           (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                           (v) errors in interpretation of technical terms;

                           (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                           (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                           (viii) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any Government Acts.

None of the foregoing shall affect, impair or prevent the vesting of any of the Agent's rights or powers under this SECTION 2A.8 nor shall any of the foregoing affect the rights and obligations of the Borrower as the account party and NationsBank as issuer of Letters of Credit, which rights and obligations shall be defined and governed by the Letter of Credit Documents and Applicable Law.

                  (c) EXONERATION. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent, NationsBank or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not result in any liability of any Lender or the Agent to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

                  SECTION 2A.9 SUPPORTING LETTER OF CREDIT; CASH COLLATERAL ACCOUNT. During the continuation of an Event of Default or if, notwithstanding the provisions of SECTION 2A.2(B), any Letter of Credit is outstanding on the Termination Date, then on or prior to the Termination Date, the Borrower shall, promptly on demand by the Agent, deposit with the Agent, for the ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, as the Agent shall specify, either (a) a standby letter of credit (a "SUPPORTING LETTER OF CREDIT") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in its reasonable judgment in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Agent shall be entitled to draw amounts necessary to reimburse NationsBank, the Agent and the Lenders for payments made by them under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto, or (b) Cash Collateral in an amount necessary to reimburse NationsBank, the Agent and the Lenders for payments made by NationsBank, the Agent and the Lenders under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto. Such Supporting Letter of Credit or Cash Collateral shall be held by the Agent for the benefit of the Lenders, as security for, and to provide for the payment of, the Reimbursement Obligations. In the event the Borrower fails to comply with either CLAUSE (A) or
(B) above, the Borrower shall be deemed to have requested a Prime Rate Loan in the amount necessary to provide the Cash Collateral described in CLAUSE (B) to be held by the Agent as therein provided. In addition, the Agent may at any time after such Event of Default or Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Secured Obligations then due and payable. The Cash Collateral shall be deposited in the Cash Collateral Account and shall be administered in accordance with the provision of SECTION 3.17.

                                    ARTICLE 3

                             GENERAL LOAN PROVISIONS
                             -----------------------

                  SECTION 3.1       INTEREST.

                  (a) PRIME RATE LOANS. Subject to the provisions of SECTION 3.1(D), the Borrower will pay interest on the unpaid principal amount of each Prime Rate Loan, for each day from the day such Loan is made (or is converted to a Prime Rate Loan) until such Loan is paid (whether at maturity, by reason of acceleration, or otherwise) or is converted to a Eurodollar Rate Loan, at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Prime Rate, payable monthly in arrears as it accrues on each Interest Payment Date.

                  (b) EURODOLLAR RATE LOANS. Subject to the provisions of
SECTION 3.1(D), the Borrower will pay interest on the unpaid principal amount of each Eurodollar Rate Loan for the applicable Interest Period at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Eurodollar Rate, payable on each Interest Payment Date.

                  (c) OTHER SECURED OBLIGATIONS. The Borrower will, to the extent permitted by Applicable Law, pay interest on the unpaid principal amount of any Secured Obligation that is due and payable other than the Loans in accordance with SECTIONS 3.1(A) or (D), as applicable, as if such Secured Obligation were a Prime Rate Loan. Interest that is due and payable shall be deemed to be a liquidated amount and obligation of the Borrower and shall, to the extent permitted by Applicable Law, bear interest in accordance with SECTION 3.1(C).

                  (d) DEFAULT RATE. If an Event of Default shall occur and be continuing, then, at the election of the Required Lenders, the unpaid principal amount of the Loans shall no longer bear interest in accordance with the terms of SECTION 3.1(A), 3.1(B) or 3.1(C), but shall bear interest for each day from the date of such Event of Default occurs until such Event of Default shall have been cured or waived at a rate per annum equal to the sum of (i) the Default Margin and (ii) the rate otherwise applicable to such Loan, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by Applicable Law, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in SECTION 11.1(G) or (H).

                  (e) CALCULATION OF INTEREST. The interest rates provided for in SECTIONS 3.1(A), (B), (C) and (D) shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Each interest rate determined with reference to the Prime Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate.

                  (f) MAXIMUM RATE. It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by Applicable Law, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Borrower. For the purposes of computing the Maximum Rate, to the extent permitted by applicable law, all interest and charges, discounts, amounts, premiums or fees deemed to constitute interest under applicable law, shall be amortized, prorated, allocated and spread in substantially equal parts throughout the full term of this Agreement. The provisions of this SECTION 3.1(F) shall be deemed to be incorporated in every Loan Document (whether or not any provision of this SECTION 3.1(F) is specifically referred to therein).

                  SECTION 3.2       CERTAIN FEES

                  (a) CLOSING FEE. On the Effective Date, in consideration of the Agent's efforts and internal costs associated with the origination, structuring, syndication, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, general overhead and opportunity costs, but not including any out-of-pocket expenses for which the Borrower has agreed to reimburse the Agent, including, without limitation, the Agent's out-of-pocket expenses incurred in connection with its due diligence examination of the Borrower and its Subsidiaries and the closing of the transactions contemplated by this Agreement, the Borrower will pay to the Agent, for the benefit of the Lenders, a fee in the amount of $375,000.

                  (b) AGENT'S FEE. For administration and other services performed by the Agent in connection with its continuing administration of this Agreement, including the conduct of routine field examinations prior to the occurrence of a Default, the Borrower shall pay, or cause to be paid, to the Agent, for its exclusive account, and not for the account of the Lenders, an annual fee of $25,000, payable annually in advance on the Effective Date and on each Anniversary thereof, for so long as any Secured Obligation shall remain outstanding and the Revolving Credit Facility shall not have been terminated. The fee payable pursuant to this SECTION 3.2(B) shall be fully earned by the Agent on the date payment thereof is due and shall not be subject to refund or rebate.

                  (c) COMMITMENT FEE. In connection with and as consideration for the holding available for the use of the Borrower hereunder the full amount of the Revolving Credit Facility, the Borrower will pay a fee to the Agent, for the Ratable benefit of the Lenders, for each day from the Effective Date until the Termination Date, in an amount equal to 0.25% per annum on the unused portion of the Revolving Credit Facility for such day. Such fee shall be payable monthly in arrears on each Interest Payment Date and on the date of any permanent reduction in the Revolving Credit Facility and shall be fully earned when due and payable and shall not be subject to refund or rebate.

                  (d) LETTER OF CREDIT FEES.

                           (i) The Borrower agrees to pay to the Agent, for the Ratable benefit of the Lenders, Letter of Credit fees equal to 1.50% per annum based on the average daily aggregate Letter of Credit Amount of all Letters of Credit from time to time outstanding during the term of this Agreement. Such fees shall be payable to the Agent for the Ratable benefit of the Lenders in advance on the date of issuance of each such Letter of Credit, shall be calculated according to the anticipated average daily face amount of such Letter of Credit based on the stated term of such Letter of Credit and shall be calculated based on a year of 360 days and the actual number of days elapsed. In the event any Letter of Credit is cancelled or terminated prior to the expiration of its stated term, the Lenders will make appropriate adjustments in such fees based on the actual daily face amount of outstanding Letters of Credit and will refund to the Borrower the amount of any excess fee paid pursuant to this Section 3.2(d).

                           (ii) The Borrower agrees to pay to NationsBank for its own account and not for the account of the Lenders, the standard fees and charges of NationsBank for issuing, administering, amending, renewing, paying and cancelling letters of credit, as and when assessed.

                  (e) GENERAL. All fees shall be fully earned by the Lender when due and payable and, except as otherwise set forth herein or required by applicable law, shall not be subject to refund or rebate. All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

                  SECTION 3.3 MANNER OF PAYMENT.

                  (a) Except as otherwise expressly provided in SECTION 7.1(B), each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Agent, for the account of the Lenders, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed received on such date for the purposes of SECTION 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

                  (b) The Borrower hereby irrevocably authorizes each Lender and each Affiliate of such Lender and each participant herein to charge any account of the Borrower maintained with such Lender or such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due.

                  SECTION 3.4 GENERAL. If any payment under this Agreement or any Note shall be specified to be made on a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

                  SECTION 3.5 LOAN ACCOUNTS; STATEMENTS OF ACCOUNT.

                  (a) Each Lender shall open and maintain on its books a loan account in the Borrower's name (each, a "LOAN ACCOUNT" and collectively, the "LOAN ACCOUNTS"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrower and as credits thereto all payments received by such Lender and applied to principal of such Loans, so that the balance of the Loan Account at all times reflects the principal amount due such Lender from the Borrower.

                  (b) The Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrower hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share therein.

                  (c) The entries made in the accounts pursuant to SUBSECTIONS
(A) and (B) shall be PRIMA FACIE evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrower therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to SUBSECTION (B) shall be controlling.

                  (d) The Agent will account separately to the Borrower monthly with a statement of Loans, charges and payments made to and by the Borrower pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrower in writing to the contrary within 45 days after the date the account to the Borrower was so rendered. Such notice by the Borrower shall be deemed an objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

                  SECTION 3.6 TERMINATION OF AGREEMENT. The Borrower shall have the right, at any time, to terminate this Agreement upon not less than 30 Business Days' prior written notice, which notice shall specify the effective date of such termination. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, PROVIDED, that the Borrower shall, on or prior to such date, pay to the Agent, for its account and the account of the Lenders, in same day funds, an amount equal to all Secured Obligations (other than with respect to Letter of Credit Obligations) outstanding on such date, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, and (iii) any amounts payable to the Agent or the Lenders pursuant to SECTIONS 3.10, 3.16, 14.2, 14.3 and 14.14 and, in addition thereto, shall deliver to the Agent, in respect of each outstanding Letter of Credit, either a Supporting Letter of Credit or Cash Collateral as provided in
SECTION 2A.9. Additionally, the Borrower shall provide the Agent and the Lenders with indemnification in form and substance satisfactory to the Agent with respect to returned or dishonored items, outstanding Letters of Credit Obligations and other matters customarily required by the Agent in connection with the termination of similar loan agreements. Following a notice of termination as provided for in this SECTION 3.6 and upon payment in full of the amounts specified in this SECTION 3.6, and execution and delivery of any required indemnification, this Agreement shall be terminated and the Agent, the Lenders and the Borrower shall have no further obligations to any other party hereto, except for the obligations to the Agent and the Lenders pursuant to
SECTION 14.14 hereof, which shall survive any termination of this Agreement.

                  SECTION 3.7 MAKING OF LOANS.

                  (a) NATURE OF OBLIGATIONS OF LENDERS TO MAKE LOANS. The obligations of the Lenders under this Agreement to make Loans are several and are not joint or joint and several.

                  (b) ASSUMPTION BY AGENT. Subject to the provisions of SECTION
3.8 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans under the Revolving Credit Facility hereunder subsequent to the Initial Loans, unless the Agent shall have received notice from the Required Lenders in accordance with the provisions of SECTION 3.7(C) prior to a proposed borrowing date that such

Lenders will not make available to the Agent such Lenders' Proportionate Share of the Revolving Credit Loan to be made on such date, all Lenders shall continue to be obligated to make their Proportionate Share of such Revolving Credit Loans available to the Agent, the Agent may assume that all such Lenders will make such Proportionate Share available to the Agent in accordance with SECTION 2.2(A), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent a Lender shall not make such Proportionate Share available to the Agent, such Lender and the Borrower each agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at the Effective Interest Rate or, if lower, subject to
SECTION 3.1(F), the Maximum Rate. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's Proportionate Share of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Proportionate Share of any Loan available shall not (without regard to whether the Borrower shall have returned the amount thereof to the Agent in accordance with this SECTION 3.7) relieve it or any other Lender of its obligation, if any, hereunder to make its Proportionate Share of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Proportionate Share of a Loan available on the borrowing date.

                  (c) DELEGATION OF AUTHORITY TO AGENT. Without limiting the generality of SECTION 13.1, each Lender expressly authorizes the Agent to determine on behalf of such Lender (i) any reduction or increase of advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the rates set forth in the Borrowing Base definition, (ii) the creation or elimination of any Reserves against the Revolving Credit Facility and the Borrowing Base and (iii) whether or not Inventory or Receivables shall be deemed to constitute Eligible Inventory or Eligible Receivables. Such authorization may be withdrawn by the Required Lenders by giving the Agent written notice of such withdrawal signed by the Required Lenders; PROVIDED, HOWEVER, that unless otherwise agreed by the Agent such withdrawal of authorization shall not become effective until the thirtieth Business Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine. Unless and until the Agent shall have received written notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to make Loans hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Agent such Lenders' Ratable Share of Loans made after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in SECTION 3.7(B) and the Lenders shall continue to be obligated to fund their respective Ratable Shares of the Loans. After receipt of the notice described in the preceding sentence, which shall become effective on the third Business Day after receipt of such notice by the Agent unless otherwise agreed by the Agent, the Agent shall be entitled to make the assumptions described in
SECTION 3.7(B) as to any Loans as to which it has not received a written notice to the contrary prior to 11:00 a.m. on the Business Day next preceding the day on which the Loan is to be made. The Agent shall not be required to make any Loan as to which it shall have received notice from a Lender of such Lender's intention not to make its Ratable Share of such Loan available to the Agent; provided that any such unilateral notice shall not relieve such Lender of its obligations hereunder. Any withdrawal of authorization under this SECTION 3.7(C) shall not affect the validity of any Loans made prior to the effectiveness thereof.

                  (d) OVERADVANCES. Notwithstanding anything to the contrary contained elsewhere in this SECTION 3.7 or this Agreement or the other Loan Documents and whether or not a Default or Event of Default exists at the time, unless otherwise notified by the Required Lenders in accordance with SECTION 3.7(C), the Agent may in its discretion require all Lenders to honor requests or deemed requests by the Borrower for Revolving Credit Loans at a time that an Overadvance Condition exists or which would result in an Overadvance Condition and each Lender shall be obligated to continue to make its Proportionate Share of Revolving Credit Loans up to a maximum amount outstanding equal to its Commitment, so long as such Overadvance is not known by the Agent to exceed $3,000,000 for a period in excess of 30 days.

                  (e) REPLACEMENT OF CERTAIN LENDERS. If a Lender (the "Affected Lender") shall have failed to fund its Proportionate Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, then, in any such case and in addition to any other rights and remedies that the Agent, any other Lender or the Borrower may have against such Affected Lender, the Borrower or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by the Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with ARTICLE 12.

The Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this SECTION 3.7(E), such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Security Interest or any other Lien of the Agent in any Collateral and such Affected Lender shall have no further liability to the Agent, any Lender or any other Person under any of the Loan Documents (except as provided in SECTION 13.7 and elsewhere in this Agreement as to events or transactions which occur prior to the replacement of such Affected Lender).

                  SECTION 3.8 SETTLEMENT AMONG LENDERS.

                  (a) REVOLVING CREDIT LOANS. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Ratable Share of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to make its Ratable Share of Loans under the Revolving Credit Facility in accordance with the terms of this Agreement and each Lender's right to receive its Ratable Share of principal payments on Revolving Credit Loans, the Lenders agree that in order to facilitate the administration of this Agreement and the Loan Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this SECTION 3.8.

                  (b) SETTLEMENT PROCEDURES AS TO REVOLVING CREDIT LOANS. To the extent and in the manner hereinafter provided in this SECTION 3.8, settlement among the Lenders as to Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTION 3.3 have been met. On each Settlement Date payments shall be made by or to NationsBank and the other Lenders in the manner provided in this SECTION 3.8 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this SECTION 3.8 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Ratable Share of the Revolving Credit Loans.

                           (i) SELECTION OF SETTLEMENT DATES. If the Agent elects, in its discretion, but subject to the consent of NationsBank, to settle accounts among the Lenders with respect to principal amounts of Revolving Credit Loans less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; PROVIDED, HOWEVER, that (A) the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date, (B) a Settlement Date shall occur not less often than every five Business Days, and (C) settlements with respect to Eurodollar Rate Loans shall take place on the last day of each Interest Period applicable thereto and on any other date on which any payment of interest or repayment of principal of any Eurodollar Rate Loan is made. The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon on the proposed Settlement Date, which Settlement Report shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                           (ii) NON-RATABLE LOANS AND PAYMENTS. Between
         Settlement Dates, the Agent shall request and NationsBank may (but shall not be obligated to) advance to the Borrower out of NationsBank's own funds, the entire principal amount of any Prime Rate Revolving Credit Loan requested or deemed requested pursuant to SECTION 2.2(A) (any such Prime Rate Revolving Credit Loan being referred to as a "NON-RATABLE LOAN"). The making of each Non-Ratable Loan by NationsBank shall be deemed to be a purchase by NationsBank of a 100% participation in each other Lender's Proportionate Share of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of NationsBank. Upon demand by NationsBank, with notice thereof to the Agent, each other Lender shall pay to NationsBank, as the repurchase of such participation, an amount equal to 100% of such Lender's Proportionate Share of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by NationsBank for such application, and such payment to and retention by NationsBank shall be deemed, to the extent of each other Lender's Proportionate Share of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by NationsBank. Upon demand by another Lender, with notice thereof to the Agent, NationsBank shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Proportionate Share of any such amounts (after application thereof to the repurchase of any participations of NationsBank in such other Lender's Proportionate Share of any Non-Ratable Loans) paid only to NationsBank by the Agent.

                           (iii) SETTLEMENT. On each Settlement Date each Lender shall transfer to the Agent and the Agent shall transfer to each Lender such amounts as are necessary to insure that, after giving effect to all such transfers, each Lender's Net Outstandings are equal to such Lender's Proportionate Share of the aggregate principal amount of all Revolving Loans then outstanding.

                           (iv) RETURN OF PAYMENTS. If any amounts received by NationsBank in respect of the Secured Obligations are later required to be returned or repaid by NationsBank to the Borrower or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the NationsBank's Proportionate Share of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NationsBank with notice to the Agent, pay to the Agent for the account of NationsBank, an amount equal to the excess of such Lender's Proportionate Share of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                           (v)      PAYMENTS TO AGENT, LENDERS.

                                    (A) Payment by any Lender to the Agent shall
                  be made not later than 1:00 p.m. on the Business Day such payment is due, PROVIDED that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, PROVIDED that if the Agent receives such funds at or prior to 1:00 p.m., the Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. on the first Business Day following the date of such demand.

                                    (B) If a Lender shall, at any time, fail to
                  make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

                                    (C) With respect to the payment of any funds
                  under this SECTION 3.8(B), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.

                  (c) SETTLEMENT OF OTHER SECURED OBLIGATIONS. All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to SECTIONS 3.2(C) and (D) and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m. will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute to each Lender such Lender's Proportionate Share of fees payable to the Lenders pursuant to SECTIONS 3.2(C) AND (D) and shall distribute to each Lender such Lender's Proportionate Share (or if different, such Lender's share based upon the amount of the Secured Obligations then owing to each Lender) of the proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default.

                  SECTION 3.9 ALLOCATION OF PAYMENTS FROM BORROWER. All monies to be applied to the Secured Obligations, whether such monies represent voluntary payments by the Borrower or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among the Agent and such of the Lenders and other holders of the Secured Obligations as are entitled thereto (and, with respect to monies allocated to the Lenders, on a Ratable basis unless otherwise provided in this SECTION 3.9: (i) first, to NationsBank to pay principal and accrued interest on any portion of any Non-Ratable Loan which NationsBank may have advanced on behalf of any Lender and for which NationsBank has not been reimbursed by such Lender or the Borrower;
(ii) second, to the Agent to pay the amount of expenses that have not been reimbursed to the Agent by the Borrower or the Lenders, together with interest accrued thereon; (iii) third, to the Agent to pay any indemnified amount that has not been paid to the Agent by the Borrower or the Lenders, together with interest accrued thereon; (iv) fourth, to the Agent to pay any fees due and payable to the Agent under this Agreement; (v) fifth, to the Lenders for any indemnified amount that they have paid to the Agent and for any expenses that they have reimbursed to the Agent; (vi) sixth, to the Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Secured Obligations then outstanding and held by any Lender to be shared among Lenders on a Ratable basis, or on such other basis as may be agreed upon in writing by all of the Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of the Borrower), and
(vii) seventh, to the holders of the other Secured Obligations who are not Lenders on a pro rata basis. The allocations set forth in this SECTION 3.9 are solely to determine the rights and priorities of the Agent and the Lenders as among themselves and may be changed by the Agent and the Lenders without notice or the consent of approval of the Borrower or any other Person. Whenever allocation is made pursuant to this SECTION 3.9 to the holder of Secured Obligations in which another Lender acquires a participation, the monies received by such holder shall be shared as between such holder and such participants on a Ratable basis.

                  SECTION 3.10 PAYMENTS NOT AT END OF INTEREST PERIOD; FAILURE TO BORROW OR TO CONTINUE OR CONVERT. If for any reason any payment of principal with respect to any Eurodollar Rate Loan is made on any day prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan or, after having given a Notice of Borrowing with respect to any Eurodollar Rate Loan or a Notice of Conversion or Continuation with respect to any Loan to be continued as or converted into a Eurodollar Rate Loan, such Loan is not made or is not continued as or converted into a Eurodollar Rate Loan due to the Borrower's failure to borrow or to fulfill the applicable conditions set forth in ARTICLE 4, the Borrower shall pay to each Lender, in addition to any other amounts that may be due, an amount sufficient to pay or reimburse such Lender for the payment of any costs and expenses incurred or suffered by such Lender as a result of such failure.

                  The Borrower shall pay such amount upon presentation by such Lender to the Borrower (with a copy to the Agent) of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

                  SECTION 3.11 ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to the Lenders under this ARTICLE 3 shall be made as though each Lender had actually funded or committed to fund its Eurodollar Rate Loans through the purchase of an underlying deposit in an amount equal to the amount of such ratable share and having a maturity comparable to the relevant Interest Period for such Eurodollar Rate Loan; PROVIDED, HOWEVER, each Lender may fund its Eurodollar Rate Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this ARTICLE 3.

                  SECTION 3.12 NOTICE OF CONVERSION OR CONTINUATION. Whenever the Borrower desires, subject to the provisions of SECTION 3.13, to convert an outstanding Prime Rate Loan in whole or in part into a Eurodollar Rate Loan or to continue all or a portion of an outstanding Eurodollar Rate Loan for a subsequent Interest Period, the Borrower shall notify the Agent in writing or by telephone promptly confirmed in writing (including by telecopy), which notice shall be irrevocable, not later than 11:30 a.m. on the date two Business Days before the day on which such proposed conversion or continuation is to be effective (and such effective date of any continuation shall be the last day of the Interest Period for such Eurodollar Rate Loan). Each such notice (a "NOTICE OF CONVERSION OR CONTINUATION") shall (i) identify the Loan to be converted or continued, the aggregate outstanding principal balance thereof and, if a Eurodollar Rate Loan, the last day of the Interest Period applicable to such Loan, (ii) specify the effective date of such conversion or continuation, (iii) specify the principal amount of such Loan to be converted or continued and if converted into or continued as a Eurodollar Rate Loan, the Interest Period to be applicable to the Eurodollar Rate Loan as converted or continued. If any written confirmation of telephone notice differs in any respect from the action taken by the Lenders, the records of the Agent shall control absent manifest error.

                  SECTION 3.13 CONVERSION OR CONTINUATION. Provided that no Event of Default shall have occurred and be continuing (but subject to the provisions of SECTIONS 3.12 and 3.16), the Borrower may request that all or any part of any outstanding Prime Rate Loan be converted into a Eurodollar Rate Loan or Loans or that any outstanding Eurodollar Rate Loan be continued as a Eurodollar Rate Loan or Loans, in the same aggregate principal amount, on any Business Day (which, in the case of continuation of a Eurodollar Rate Loan, shall be the last day of the Interest Period applicable to such Loan), upon notice (which notice shall be irrevocable) given in accordance with SECTION 3.12.

                  SECTION 3.14 DURATION OF INTEREST PERIODS; MAXIMUM NUMBER OF EURODOLLAR RATE LOANS; MINIMUM INCREMENTS.

                  (a) Subject to the provisions of the definition "Interest Period", the duration of each Interest Period applicable to a Eurodollar Rate Loan shall be as specified in the applicable Notice of Borrowing or Notice of Conversion or Continuation. The Borrower may elect a subsequent Interest Period to be applicable to any Eurodollar Rate Loan by giving a Notice of Conversion or Continuation with respect to such Loan in accordance with SECTION 3.12.

                  (b) If the Agent does not receive a notice of election in accordance with SECTION 3.12 with respect to the continuation of Eurodollar Rate Loan within the applicable time limits specified in said SECTION 3.12, or if, when such notice must be given, an Event of Default exists or Eurodollar Rate Loans are not available, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loan in whole into a Prime Rate Loan on the last day of the Interest Period therefor.

                  (c) Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition "Interest Period," after the Termination Date.

                  (d) In no event shall there be more than six Eurodollar Rate Loans outstanding hereunder at any time. For the purposes of this SUBSECTION
(D), each Eurodollar Rate Loan having a distinct Interest Period shall be deemed to be a separate Loan hereunder.

                  (e) Each Eurodollar Rate Loan shall be in a minimum amount of $1,000,000.

                  SECTION 3.15      CHANGED CIRCUMSTANCES.

                  (a) If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any Governmental Authority asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to make Eurodollar Rate Loans or to fund or maintain Eurodollar Rate Loans hereunder, such Lender shall notify the Agent of such event and the Agent shall notify the Borrower of such event, and the right of the Borrower to select Eurodollar Rate Loans for any subsequent Interest Period or in connection with any subsequent conversion of any Loan shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and the Borrower shall forthwith prepay in full all Eurodollar Rate Loans then outstanding, and shall pay all interest accrued thereon through the date of such prepayment or conversion, unless the Borrower, within three Business Days after such notice from the Agent, requests the conversion of all Eurodollar Rate Loans then outstanding into Prime Rate Loans; PROVIDED, that if the date of such repayment or proposed conversion is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, the Borrower shall also pay any amount due pursuant to SECTION 3.10.

                  (b) If the Agent shall, at least one Business Day before the date of any requested Revolving Credit Loan or the effective date of any conversion or continuation of an existing Loan to be made or continued as or converted into a Eurodollar Rate Loan (each such requested Revolving Credit Loan to be made and Loan to be converted or continued, a "PENDING LOAN"), notify the Borrower that the Required Lenders have notified the Agent that the Eurodollar Rate, as determined by the Agent, will not adequately and fairly reflect the cost to the Required Lenders of making or funding such Pending Loan or that the Interbank Offered Rate is not determinable from any interest rate reporting service of recognized standing, then the right of the Borrower to select a Eurodollar Rate Loan for such Pending Loan, any subsequent Revolving Credit Loan or in connection with any subsequent conversion or continuation of any Loan shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and each Pending Loan and each such subsequent Loan requested to be made, continued or converted shall be made or continued as or converted into a Prime Rate Loan.

                  SECTION 3.16 INCREASED CAPITAL. (a) If any Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements for banks or bank holding companies, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing imposes or increases a requirement by such Lender to allocate capital resources to such Lender's Commitment to make Loans hereunder which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such adoption, change or compliance by any amount deemed by such Lender to be material: (i) such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (ii) the Borrower shall pay to such Lender as an additional fee from time to time on demand such amount as such Lender certifies to be the amount that will compensate it for such reduction. A certificate of such Lender claiming compensation under this SECTION 3.16 shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  (b) Before making any demand pursuant to SECTION 3.16(A), each Lender agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for such notice or demand, or reduce the amount of such increased cost or reduction in return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 3.17 CASH COLLATERAL ACCOUNT; INVESTMENT ACCOUNTS.

                  (a) CASH COLLATERAL ACCOUNT. The Borrower shall establish a Cash Collateral Account in which to deposit Collateral consisting of cash or Cash Equivalents from time to time. The Cash Collateral Account shall be in the name of the Agent and the Agent shall have sole dominion and control over, and sole access to, the Cash Collateral Account. Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account. The Borrower agrees that it will not at any time (i) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein or (ii) create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account. Subject to the right of the Agent to withdraw funds from the Cash Collateral Account as provided herein, the Agent will, so long as no Default or Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case, in Cash Equivalents, as the Borrower may direct prior to the occurrence of a Default or Event of Default and as the Agent may select after the occurrence and during the continuance of a Default or Event of Default. Such proceeds, interest and income which are not so invested or reinvested in Cash Equivalents shall be deposited and held by the Agent in the Cash Collateral Account. The Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned in any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this
SECTION 3.17.

                  (b) INVESTMENT ACCOUNTS. The Borrower may from time to time establish one or more Investment Accounts with the Agent, any Lender or any Affiliate of a Lender, for the purpose of investing in Cash Equivalents any cash collateral. The Borrower hereby acknowledges and agrees that each such Investment Account shall constitute Collateral hereunder and shall be maintained with the Agent, a Lender or Affiliate of a Lender as security for the Secured Obligations. Notwithstanding the foregoing, until such time as the Agent shall otherwise instruct the Agent, Lender or Affiliate of a Lender maintaining such account, the Borrower shall be entitled to direct the investment of the funds deposited therein. The Borrower agrees that it will not at any time (i) sell or otherwise dispose of any interest in any Investment Account or any funds held therein other than by application thereof to any Secured Obligation, or (ii) create or permit to exist any Lien upon or with respect to any Investment Account or any funds held therein, except as provided in or contemplated by this Agreement. The Borrower agrees that at any time, and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent or any Lender may request, in order to perfect and protect any security interest in any Investment Account granted or purported to be granted hereby or to enable the Borrower, for its benefit and the benefit of the Lenders, to exercise and enforce its rights and remedies hereunder with respect to such Investment Account.

         SECTION 3.18      FUNDS TRANSFER SERVICES.

         (a) The Borrower acknowledges that the Agent has made available to it as ANNEX B hereto a description of security procedures regarding funds transfers executed by NationsBank or an Affiliate bank at the request of the Borrower (the "SECURITY PROCEDURES"). The Borrower and the Agent and the Lenders agree that the Security Procedures are commercially reasonable. The Borrower further acknowledges that the full scope of the Security Procedures which NationsBank or such Affiliate bank offers and strongly recommends for funds transfers is available only if the Borrower communicates directly with NationsBank or such Affiliate bank as applicable in accordance with said procedures. If the Borrower attempts to communicate by any other method or otherwise not in accordance with the Security Procedures, NationsBank or such Affiliate bank, as applicable, shall not be required to execute such instructions, but if NationsBank or such Affiliate bank, as applicable, does so, the Borrower will be deemed to have refused the Security Procedures that NationsBank or such Affiliate bank as applicable offers and strongly recommends, and the Borrower will be bound by any funds transfer, whether or not authorized, which is issued in the Borrower's name and accepted by NationsBank or such Affiliate bank, as applicable, in good faith. NationsBank or such Affiliate bank, as applicable, may modify the Security Procedures at such time or times and in such manner as NationsBank or such Affiliate bank, as applicable, in its sole discretion, deems appropriate to meet prevailing standards of good banking practice. By continuing to use NationsBank's or such Affiliate bank's, as applicable, wire transfer services after receipt of any modification of the Security Procedures, the Borrower agrees that the Security Procedures, as modified, are likewise commercially reasonable. The Borrower further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto.

         (b) NationsBank or such Affiliate bank, as applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, NationsBank or such Affiliate bank, as applicable, may use any means and routes that NationsBank or such Affiliate bank, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearinghouse will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not NationsBank or such Affiliate bank, as applicable, is a member of the system, clearinghouse or arrangement and the Borrower acknowledges that NationsBank's of such Affiliate bank's, as applicable, right to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the laws, regulations, rules, circulars and arrangements described herein.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT
                              --------------------

                  SECTION 4.1 CONDITIONS PRECEDENT TO REVOLVING CREDIT LOANS. Notwithstanding any other provision of this Agreement, the respective obligations of the Lenders to make the initial Revolving Credit Loans are subject to the conditions precedent that (a) no action, proceeding, investigation, regulation or legislation, shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement, or the consummation of the transactions contemplated hereby, or which may have a Materially Adverse Effect,
(b) there shall not have occurred any event or series of events or circumstances or group of circumstances which individually or in the aggregate, in the sole judgment of any Lender, would have a Materially Adverse Effect, (c) the Agent shall have received a Notice of Borrowing, and (d) the Agent shall have received on or before the Effective Date the following, each dated as of such day, in form and substance satisfactory to the Agent, its special counsel and the Lenders and (except for the Notes) in sufficient copies for each Lender:

                           (1) AGREEMENT. This Agreement, duly executed and delivered by the Borrower.

                           (2) NOTES. The Notes, each dated the Effective Date and duly executed and delivered by the Borrower.

                           (3) SUBSIDIARY GUARANTY. The Subsidiary Guaranty duly executed and delivered by the Guarantors.

                           (4)      SUBSIDIARY SECURITY AGREEMENT. The
         Subsidiary Security Agreement duly executed and delivered by the Guarantors.

                           (5) ARTICLES, BYLAWS AND RESOLUTIONS. Certified copies of the articles of incorporation and by-laws of the Borrower and each Guarantor as in effect on the Effective Date and all corporate action, including shareholder approval, if necessary, taken by the Borrower and each Guarantor and/or their respective shareholders to authorize the execution, delivery and performance of the Loan Documents to which each is a party and, in the case of the Borrower, the Borrowings under this Agreement.

                           (6) INCUMBENCY CERTIFICATES. Certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower and each Guarantor who is authorized to execute and deliver any Loan Document on behalf of the Borrower or such Guarantor or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and, in the case of the Borrower, to request Borrowings under this Agreement.

                           (7) GOOD STANDING CERTIFICATES. A certificate evidencing the good standing of each of the Borrower and each Guarantor in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business.

                           (8) FINANCING STATEMENTS. The Financing Statements duly executed and delivered by the Borrower and each Guarantor, and evidence satisfactory to the Agent that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest.

                           (9) LANDLORD'S WAIVERS. Landlord's waiver and consent agreements duly executed on behalf of each landlord of real property on which any Collateral is located.

                           (10) WAREHOUSEMEN AGREEMENTS. Agreements duly executed on behalf of each warehouseman or bailee in possession of Inventory.

                           (11) NEGATIVE PLEDGE AGREEMENTS. The Negative Pledge Agreements duly executed and delivered by the Borrower, in form for recording of such instrument in the appropriate jurisdiction for the recording thereof on the Real Estate subject thereto.

                           (12) LICENSE AGREEMENT. The License Agreement duly executed and delivered by the Borrower and the other parties thereto.

                           (13) TRADEMARK ASSIGNMENT. The Trademark Assignment duly executed and delivered by the Borrower.

                           (14) PATENT ASSIGNMENT. The Patent Assignment duly executed and delivered by the Borrower.

                           (15) SCHEDULE OF INVENTORY/RECEIVABLES. A Schedule of Inventory and a Schedule of Receivables, each prepared as of August 31, 1997 or a later date.

                           (16) EVIDENCE OF INSURANCE. Certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of SECTION 7.8(B).

                           (17) BORROWING BASE CERTIFICATE. A Borrowing Base Certificate prepared as of September 5, 1997 or a later date duly executed and delivered by a Financial Officer demonstrating Collateral Availability, after giving effect to the Initial Loans, of not less than $5,000,000, together with such additional evidence of such Availability as the Agent hall require.

                           (18) INITIAL NOTICE OF BORROWING. An Initial Notice of Borrowing from the Borrower to the Agent requesting the Initial Loans and specifying the method of disbursement.

                           (19) FINANCIAL STATEMENTS. Copies of all the financial statements referred to in SECTION 5.1(N) and meeting the requirements thereof.

                           (20) OFFICER'S CERTIFICATE. A certificate of the President of the Borrower, stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and
         (b) no Default or Event of Default exists.

                           (21) RELEASE OF LIENS. Evidence satisfactory to the Agent of the release and termination of (or agreement to release and terminate) all Liens other than Permitted Liens.

                           (22) FACT CERTIFICATE. A certification from the President of the Borrower as to such factual matters as shall reasonably be required by the Agent.

                           (23) LEGAL OPINION. A signed opinion of Nutter, McClennen & Fish, counsel for the Borrower and the Guarantors, and such local counsel as the Agent shall deem necessary or desirable, opining as to such matters in connection with this Agreement as any Lender or its counsel may reasonably request.

                           (24) OTHER LOAN DOCUMENTS. Copies of each of the other Loan Documents duly executed by the parties thereto with evidence satisfactory to the Lender and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Lender may reasonably request.

                           (25) FEES. The Borrower shall have paid all of the fees payable on the Effective Date referred to herein.

                           (26) SECURITY INTERESTS. The Agent shall have received satisfactory evidence that the Agent (for the benefit of Lenders) has a valid and perfected first priority security interest as of such date in all of the Collateral, subject only to Permitted Liens.

                  SECTION 4.2 ALL LOANS AND LETTERS OF CREDIT. At the time of making of each Loan, including the Loans constituting the Initial Loans and all subsequent Loans and each Letter of Credit:

                  (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Letter of Credit to be issued or the Loans to be made at such time and the application of the proceeds thereof (except to the extent any such representation or warranty is made exclusively with reference to an earlier date),

                  (b) the corporate actions of the Borrower referred to in
SECTION 4.1(D)(5) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to SECTION 4.1(D)(6) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent, and

                  Each request or deemed request for any borrowing or the issuance of any Letter of Credit hereunder shall be deemed to be a certification by the Borrower to the Agent and the Lenders as to the matters set forth in
Section 4.2(a) and (b) and the Agent may, without waiving either condition, consider the conditions specified in Sections 4.2(a) and (b) fulfilled and a representation by the Borrower to such effect made, if no written notice to the contrary is received by the Agent prior to the making of the Loan then to be made or the issuance of the requested Letter of Credit.

                  SECTION 4.3 CONDITIONS AS COVENANTS. In the event that the Lenders make the Initial Loans prior to the satisfaction of all conditions precedent set forth in SECTION 4.1, and such conditions are not waived in writing by the Agent, the Borrower shall nevertheless cause such condition or conditions to be satisfied within thirty days after the making of such Initial Loans.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF BORROWER
                   ------------------------------------------

                  SECTION 5.1 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and to the Lenders as follows:

                  (a) ORGANIZATION; POWER; QUALIFICATION. The Borrower and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect. The jurisdictions in which the Borrower and each of the Subsidiaries is qualified to do business as a foreign corporation are listed on SCHEDULE 5.1(A).

                  (b) CAPITALIZATION; SHAREHOLDER AGREEMENTS. The outstanding capital stock of the Borrower has been duly and validly issued and is fully paid and nonassessable. The issuance and sale of the Borrower's capital stock have been registered or qualified under applicable federal and state securities laws or are exempt therefrom. Except as set forth on SCHEDULE 5.1(B), there are no shareholders agreements, options, subscription agreements or other agreements or understandings to which the Borrower is a party in effect with respect to the capital stock of the Borrower, including, without limitation, agreements providing for special voting requirements or arrangements for approval of corporate actions or other matters relating to corporate governance or restrictions on share transfer or providing for the issuance of any securities convertible into shares of the capital stock of the Borrower, any warrants or other rights to acquire any shares or securities convertible into such shares, or any agreement that obligates the Borrower, either by its terms or at the election of any other Person, to repurchase such shares under any circumstances.

                  (c) SUBSIDIARIES. SCHEDULE 5.1(C) correctly sets forth the name of each Subsidiary of the Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by the Borrower or any other Subsidiary of the Borrower and indicating whether such Subsidiary is a Consolidated Subsidiary. Except as set forth on SCHEDULE 5.1(C),

                           (i) no Subsidiary of the Borrower has issued any securities convertible into shares of such Subsidiary's capital stock or any options, warrants or other rights to acquire any shares or securities convertible into such shares,

                           (ii) the outstanding stock and securities of each Subsidiary of the Borrower are owned by the Borrower or a Wholly Owned Subsidiary of the Borrower, or by the Borrower and one or more of its Wholly Owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever, and

                           (iii)    the Borrower has no Subsidiaries.

The outstanding capital stock of each Subsidiary of the Borrower has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of the shares of such capital stock are set forth on SCHEDULE 5.1(C).

                  (d) AUTHORIZATION OF AGREEMENT, NOTES, LOAN DOCUMENTS AND BORROWING. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement and each of the Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (e) COMPLIANCE OF AGREEMENT, NOTES, LOAN DOCUMENTS AND BORROWING WITH LAWS, ETC. Except as set forth on SCHEDULE 5.1(E), as of the Agreement Date and the Effective Date, the execution, delivery and performance of this Agreement and each of the Loan Documents in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                           (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries,

                           (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation, by-laws or any shareholders' agreement of the Borrower or any of its Subsidiaries,

                           (iii) conflict with, result in a breach of or constitute a default under any material provisions of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or such Subsidiaries' property may be bound or any Governmental Approval relating to the Borrower or any of its Subsidiaries, or

                           (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than the Security Interest.

                  (f) BUSINESS. The Borrower, and its Subsidiaries are engaged principally in the business as set forth in SCHEDULE 5.1(F).

                  (g) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS.

                           (i) Except as set forth in SCHEDULE 5.1(G), as of the Agreement Date and the Effective Date, the Borrower and each of its Subsidiaries

                                    (A) has all Governmental Approvals,
                  including permits required under Environmental Laws, and ordinances and regulations required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of the Borrower, threatened attack by direct or collateral proceeding, and

                                    (B) is in compliance with each Governmental
                  Approval applicable to it and in compliance with all other Applicable Laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability have been established on the books of the Borrower or such Subsidiary, as applicable.

                           (ii) Without limiting the generality of the above, except as disclosed on a report delivered pursuant to SECTION 4.1(D)(11) or (12) or with respect to matters which could not reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect:

                                    (A) the operations of the Borrower and each
                  of its Subsidiaries comply in all material respects with Applicable Law;

                                    (B) the Borrower and each of its
                  Subsidiaries has obtained all permits required by Applicable Law and necessary for its operation, and all such permits are in good standing and the Borrower and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of such permits;

                                    (C) neither the Borrower nor any of its
                  Subsidiaries nor any of their respective present or past property or operations are subject to any order from or agreement with any public authority or private party respecting (x) any Environmental, health or safety requirements of Applicable Law, (y) any Remedial Action, or
                  (z) any liabilities and costs arising from the Release or threat of a Release;

                                    (D) none of the operations of the Borrower
                  or of any of its Subsidiaries is subject to any judicial or administrative proceeding alleging a violation of any Environmental or health or safety requirement of Applicable Law;

                                    (E) none of the present or past operations
                  of the Borrower or any of its Subsidiaries is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threat of a Release;

                                    (F) neither the Borrower nor any of its
                  Subsidiaries has filed any notice under any requirement of Applicable Law indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent;

                                    (G) neither the Borrower nor any of its
                  Subsidiaries has filed any notice under any requirement of Applicable Law reporting a Release or threat of a Release;

                                    (H) except in compliance in all material
                  respects with applicable Environmental Laws, during the course of the Borrower's or any of its Subsidiaries' ownership of or operations on the Real Estate, there has been no (1) generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, (2) use of underground storage tanks or surface impoundments, (3) use of asbestos-containing materials, or (4) use of polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

                                    (I) neither the Borrower nor any of its
                  Subsidiaries has entered into any negotiations or agreements with any Person (including, without limitation, any prior owner of any of the Real Estate or other property of the Borrower or any of its Subsidiaries) relating to any Remedial Action or Environment-related claim;

                                    (J) neither the Borrower nor any of its
                  Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the Environment;

                                    (K) neither the Borrower nor any of its
                  Subsidiaries has any material contingent liability in connection with any Release or threatened Release of any Contaminant into the Environment;

                                    (L) no Environmental Lien has attached to
                  any of the Real Estate or other property of the Borrower or of any of its Subsidiaries;

                                    (M) the presence and condition of all
                  asbestos-containing material which is on or part of the Real Estate (excluding any raw materials used in the manufacture of products or products themselves) do not violate in any material respect any currently applicable requirement of Applicable Law; and

                                    (N) neither the Borrower nor any of its
                  Subsidiaries manufactures, distributes or sells, and has never manufactured, distributed or sold, products which contain asbestos-containing material.

                           (iii) The Borrower has notified the Lenders and the Agent of the receipt by the Borrower or by any of its Subsidiaries of any notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or any of their respective properties.

                  (h) TITLE TO PROPERTIES. Except as set forth in SCHEDULE 5.1(H), the Borrower and each of its Subsidiaries has valid and legal title to or leasehold interest in all personal property, Real Estate owned and other assets used in its business, including, but not limited to, those reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries delivered pursuant to SECTION 5.1(N).

                  (i) LIENS. Except as set forth in SCHEDULE 5.1(I), none of the properties and assets of the Borrower or any Subsidiary of the Borrower is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any State or other instrument evidencing a Lien which names the Borrower or any Subsidiary of the Borrower as debtor has been filed (and has not been terminated) in any State or other jurisdiction, and neither the Borrower nor any Subsidiary of the Borrower has signed any such financing statement or other instrument or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument, except to perfect those Liens listed on SCHEDULE 5.1(I) or other Permitted Liens.

                  (j) DEBT AND GUARANTIES. SCHEDULE 5.1(J) is a complete and correct listing of all (i) Debt and (ii) Guaranties of the Borrower and each of its Subsidiaries. Each of the Borrower and its Subsidiaries has performed and is in compliance with all of the terms of such Debt and Guaranties and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Debt or Guaranty.

                  (k) LITIGATION. Except as set forth on SCHEDULE 5.1(K), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, or any reasonable basis therefor) against or in any other way relating to or affecting the Borrower or such Subsidiaries or any of the Borrower's or any of its Subsidiaries' other properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Borrower or any of its Subsidiaries which, if adversely determined, could not reasonably be expected to have a Materially Adverse Effect, and there are no strikes or walkouts in progress, pending or contemplated relating to any labor contracts to which the Borrower or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise.

                  (l) TAX RETURNS AND PAYMENTS. Except as set forth on SCHEDULE 5.1(L), all United States federal, state and local as well as foreign national, provincial and local and other tax returns of the Borrower and each of its Subsidiaries required by Applicable Law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon the Borrower and each of its Subsidiaries and the Borrower's and any of its Subsidiaries' property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under
SECTION 8.6. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of the Borrower are in the judgment of the Borrower adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

                  (m) BURDENSOME PROVISIONS. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which could reasonably be expected to have a Materially Adverse Effect.

                  (n) FINANCIAL STATEMENTS.

                           (i) The Borrower has furnished to the Agent and the Lenders (A) copies of the Borrower's audited consolidated balance sheet as at December 31, 1996, and the related consolidated statements of income, cash flow and shareholders equity for the fiscal year of the Borrower then ended, which financial statements present fairly and in all material respects in accordance with GAAP the consolidated financial position of the Borrower and its Consolidated Subsidiaries as at December 31, 1996, and the consolidated results of operations of the Borrower and its Consolidated Subsidiaries for the Fiscal Year then ended and (B) copies of the Borrower's unaudited consolidated balance sheet as at June 30, 1997, and the related consolidated statements of income and cash flow for the six-month period then ended, which financial statements present fairly and in all material respects in accordance with GAAP (subject to normal year-end audit adjustments and except for the absence of notes) consistently applied the consolidated financial position of the Borrower and its Consolidated Subsidiaries as at June 30, 1997 and the consolidated results of operations of Borrower and its Consolidated Subsidiaries for the six-month period then ended.

                           (ii) Except as disclosed or reflected in the financial statements described in CLAUSE (I) above, the Borrower and its Subsidiaries have no material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Borrower.

                  (o) ADVERSE CHANGE. Since the date of the latest financial statements described in SECTION 5.1(N)(I) above,

                           (i) no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, and

                           (ii) no event has occurred or failed to occur which has had, or could reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect.

                  (p) ERISA. Neither the Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on SCHEDULE 5.1(P). Each such Benefit Plan is in substantial compliance with ERISA and the Code, including but not limited to those provisions thereof relating to reporting and disclosure, and neither the Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected to be, incurred by the Borrower or any Related Company. Each Benefit Plan intended to qualify under Section 401(a) of the Code so qualifies and any related trust is exempt from federal income tax under Section 501(a) of the Code. A favorable determination letter from the IRS has been issued (or applied for) with respect to each such plan and trust and nothing has occurred since the date of any such determination letter issued, that would adversely affect such qualification of tax-exempt status. No Benefit Plan subject to the minimum funding standards of the Code has failed to meet such standards. Neither the Borrower nor any Related Company has transferred any pension plan liability in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA. Neither the Borrower nor any Related Company has any liability, direct or contingent, with respect to any Benefit Plan other than to make payments to the Benefit Plan in accordance with its terms, and there are not pending or threatened claims against any Benefit Plan. No non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA has occurred with respect to a Benefit Plan. No employee or former employee of the Borrower or any Related Company is or may become entitled to any benefit under a Benefit Plan that is a "welfare plan" within the meaning of Section 3(1) of ERISA following such employee's termination of employment. Each such welfare plan that is a group health plan has been operated in compliance with the provisions of Section 4980B of the Code and Sections 601-609 of ERISA and any applicable provisions of state law that are similar.

                  (q) ABSENCE OF DEFAULTS. Neither the Borrower nor any of its Subsidiaries is in default under its articles or certificate of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived,

                           (i) which constitutes a Default or an Event of Default, or

                           (ii) which constitutes, or which with the passage of time or giving of notice, or both, would constitute, a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound or which would require the Borrower or any of its Subsidiaries to make any payment under any thereof prior to the scheduled maturity date therefor, except, for any such default or event of default that singly, or together with all such other defaults and events of default, could not reasonably be expected to have a Materially Adverse Effect.

                  (r)      ACCURACY AND COMPLETENESS OF INFORMATION.

                           (i) All written information, reports and other papers and data produced by or on behalf of the Borrower and furnished to the Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to the Borrower as of the Effective Date which has had, or may in the future have (so far as the Borrower can foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in SECTION 5.1(N), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Agreement Date. The documents furnished and written statements made to the Agent or to any Lender by the Borrower, taken in their entirety as to each recipient, in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents do not contain and will not contain as of the date of delivery thereof any untrue statement of a fact material to the creditworthiness of the Borrower nor omit nor will they omit to state a material fact necessary in order to make the statements contained therein not misleading.

                           (ii) To the Borrower's knowledge, no document furnished or written statement made to the Agent or any Lender by any Person other than the Borrower, a copy of which was made available to the Borrower prior to the Agreement Date, in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contained any incorrect statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (s) SOLVENCY. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred, the transactions contemplated by this Agreement is, and the Borrower and its Subsidiaries on a consolidated basis are, Solvent.

                  (t)      RECEIVABLES.

                           (i)      STATUS.

                                    (A) Each Receivable reflected in the
                  computations included in any Borrowing Base Certificate meets the criteria enumerated in CLAUSES (A) through (P) of the definition of Eligible Receivables, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent.

                                    (B) The Borrower has no knowledge of any
                  fact or circumstance not disclosed to the Agent in a Borrowing Base Certificate or otherwise in writing which would impair the validity or collectibility of any Receivable of $250,000 or more or of Receivables which (regardless of the individual amount thereof) aggregate $500,000 or more.

                           (ii) CHIEF EXECUTIVE OFFICE. The chief executive office of the Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on
         SCHEDULE 5.1(T). The Borrower has not maintained its chief executive office or books and records relating to any Receivables at any other address at any time during the five years immediately preceding the Agreement Date except as disclosed on SCHEDULE 5.1(T).

                  (u)      INVENTORY.

                           (i) SCHEDULE OF INVENTORY. All Inventory included in any Schedule of Inventory or Borrowing Base Certificate delivered to the Agent pursuant to SECTION 7.12 meets the criteria enumerated in CLAUSES (A) through (G) of the definition of Eligible Inventory except as disclosed in such Schedule of Inventory or Borrowing Base Certificate or in a subsequent Schedule of Inventory or Borrowing Base Certificate, or as otherwise specifically disclosed in writing to the Agent.

                           (ii) CONDITION. All Inventory is in good condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of the Borrower's business, except to the extent reserved against in the financial statements referred to in SECTION 5.1(N) or delivered pursuant to ARTICLE 9 or as disclosed on a Schedule of Inventory delivered to the Agent pursuant to SECTION 7.12(B).

                           (iii) LOCATION. All Inventory is located on the premises set forth on SCHEDULE 5.1(U) or is Inventory in transit to one of such locations, except raw materials Inventory with an aggregate value at any time not greater than $3,000,000 that is in the possession of third party processors and as otherwise disclosed in writing to the Agent and the Borrower has not, in the last year, located such Inventory at premises other than those set forth on SCHEDULE 5.1(U).

                  (v) EQUIPMENT. All Equipment is in good order and repair in all material respects and, except as otherwise disclosed in writing to the Agent is located on the premises set forth on SCHEDULE 5.1(V) and has been so located at all times during the last year.

                  (w) REAL PROPERTY. The Borrower owns no Real Estate and leases no Real Estate other than that described on SCHEDULE 5.1(W) and other than Real Estate acquired or leased after the Effective Date for which the Borrower has complied with the requirements of SECTION 7.14.

                  (x) CORPORATE AND FICTITIOUS NAMES. Except as otherwise disclosed on SCHEDULE 5.1(X), during the five-year period preceding the Agreement Date, neither the Borrower nor any predecessor thereof has been known as or used any corporate or fictitious name other than the corporate name of the Borrower on the Effective Date.

                  (y) FEDERAL RESERVE REGULATIONS. Neither the Borrower nor any of its Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors. If requested by the Agent or any Lender, the Borrower will furnish to the Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation G, T, U or X to the foregoing effect. The value of margin stock owned by the Borrower does not exceed 25% of the total value of the Borrower's total assets.

                  (z) INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

                  (aa) EMPLOYEE RELATIONS. The Borrower and each of its Subsidiaries has a stable work force in place and is not, except as set forth on
SCHEDULE 5.1(AA), party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Borrower's or any of its Subsidiaries' employees, and the Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving the Borrower's or any of its Subsidiaries' employees.

                  (bb) PROPRIETARY RIGHTS. SCHEDULE 5.1(BB) sets forth a correct and complete list of all of the Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 5.1(BB) or as entered into in the sale or distribution of the Borrower's Inventory in the ordinary course of business. To the best of the Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on
SCHEDULE 5.1(BB) constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrower's business.

                  (cc) TRADE NAMES. All trade names or styles under which the Borrower sells Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on SCHEDULE 5.1(CC).

                  (ee) SENIOR SUBORDINATED DEBT DOCUMENTS. The Borrower has heretofore furnished to the Agent true, complete and correct copies of each of the Senior Subordinated Debt Documents, in each case including any schedules or exhibits or annexes thereto. As of the Effective Date, none of the foregoing agreements and other documents has been amended, supplemented or modified, other than as disclosed to the Agent in writing prior to the Agreement Date. There are no other material agreements, written or oral, between the Borrower and the other parties to the Senior Subordinated Debt Documents. As of the Effective Date, the Borrower knows of no reason to believe that the representations and warranties of, and information concerning, the other parties to the Senior Subordinated Debt Documents is not complete and correct in all material respects.

                  (ff) LOCKBOXES AND DEPOSIT ACCOUNTS. SCHEDULE 5.1(FF) is a complete and correct listing of all lockbox, demand deposit and other bank accounts maintained by the Borrower or any Subsidiary, specifying the depository, type and number of each such account.

                  SECTION 5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this ARTICLE 5 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Agent or any Lender or any borrowing hereunder.

                                    ARTICLE 6

                                SECURITY INTEREST
                                -----------------

                  SECTION 6.1       SECURITY INTEREST.

                  (a) To secure the payment, observance and performance of the Secured Obligations, the Borrower hereby mortgages, pledges and assigns all of the Collateral to the Agent, for the benefit of itself as Agent and the Lenders and Affiliates of the Lenders, and grants to the Agent, for the benefit of itself as Agent and the Lenders, including NationsBank as the lender of Non-Ratable Loans, and Affiliates of the Lenders, a continuing security interest in, and a continuing Lien upon, all of the Collateral.

                  (b) As additional security for all of the Secured Obligations, the Borrower grants to the Agent, for the benefit of itself as Agent and the Lenders, including NationsBank as lender of the Non-Ratable Loans, and Affiliates of the Lenders, a security interest in, and assigns to the Agent, for the benefit of itself as Agent and the Lenders including NationsBank as lender of the Non-Ratable Loans and Affiliates of the Lenders, all of the Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to the Borrower, or credited by or due from any participant of any Lender to the Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. The Borrower hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Agent, for the account of the Lenders, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Agent, on behalf of the Lenders, should make demand for payment hereunder in accordance with the terms hereof and without further notice to the Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Agent will promptly notify the Borrower of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof, and the Borrower hereby irrevocably appoints the Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender, Affiliate or participant.

                  SECTION 6.2       CONTINUED PRIORITY OF SECURITY INTEREST.

                  (a) The Security Interest granted by the Borrower shall at all times be valid, and, except with respect to any items or type of Collateral as to which the Agent shall have waived in writing the requirement that the Security Interest be perfected, perfected and enforceable against the Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations. The Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

                  (b) The Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of SECTION 6.2(A), or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to:

                           (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,

                           (ii) within a reasonable time after being requested to do so, obtaining, after the Agreement Date, landlords', mortgagees', bailees', warehousemen's or processors' releases, subordinations or waivers, and using all reasonable efforts to obtain mechanics' releases, subordinations or waivers,

                           (iii) delivering to the Agent within five Business Days after request, for the benefit of the Lenders, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and

                           (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments in each case in form and substance satisfactory to the Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law.

                  (c) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Borrower for any purpose described in SECTION 6.2(B). The Agent will give the Borrower notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.

                  (d) The Borrower shall mark its books and records as directed by the Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                                    ARTICLE 7

                              COLLATERAL COVENANTS
                              --------------------

                  The Borrower covenants and agrees that until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in SECTION 14.11:

                  SECTION 7.1       COLLECTION OF RECEIVABLES.

                  (a) The Borrower will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement. The Borrower will promptly cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of other Receivables, of any other Collateral and of any trade accounts receivable that are not forwarded to a Lockbox, to be transferred to or deposited in an Agency Account or in a collection account maintained with the Agent. In particular, the Borrower will:

                           (i) advise each Account Debtor on trade accounts receivable to address all remittances with respect to amounts payable on account thereof to a specified Lockbox (if applicable),

                           (ii) advise each other Account Debtor that makes payment to the Borrower by wire transfer, automated clearinghouse ("ACH") transfer or similar means to make payment directly to an Agency Account or such collection account, and

                           (iii) include in all invoices relating to trade accounts receivable information indicating that payment is to be made to the Borrower via a specified Lockbox (if applicable).

                  (b) The Borrower and the Agent shall (A) cause all collected balances in each Agency Account to be transmitted daily by wire transfer, ACH transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement, to the Agent at the Agent's Office and (B) cause all balances in any collection account maintained with the Agent:

                           (i) to be applied on the Business Day they are received in the case of wire transferred funds and on the Business Day following the Business Day they are received in the case of other items on account of the Secured Obligations as provided in SECTIONS 2.3(C), 11.2, and 11.3, and

                           (ii) with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer, ACH transfer or depository transfer check to a Controlled Disbursement Account or as the Borrower and the Agent may otherwise agree;

PROVIDED that the application of any items evidencing uncollected balances at any time to the Secured Obligations shall be conditioned upon final payment in cash or solvent credits of the items giving rise to them and shall be applied to reduce the Secured Obligations, with the same economic effect to the Borrower as if uncollected balances were credited against the Secured Obligations on the next Business Day following the day of receipt by the Agent; PROVIDED, FURTHER, that wire transferred funds shall be credited on the same Business Day received.

                  (c) Any monies, checks, notes, drafts or other payments referred to in SUBSECTION (A) of this SECTION 7.1 which, notwithstanding the terms of such subsection, are received by or on behalf of the Borrower will be held in trust for the Agent and will be delivered to the Agent or a Clearing Bank, as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Agent directly to the Secured Obligations or, if applicable, for deposit in the Agency Account maintained with a Clearing Bank and processing in accordance with the terms of the corresponding Agency Account Agreement.

                  SECTION 7.2 VERIFICATION AND NOTIFICATION. The Agent shall have the right at any time and from time to time,

                  (a) in the name of the Agent, the Lenders or in the name of the Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise,

                  (b) to review, audit and make extracts from all records and files related to any of the Receivables, and

                  (c) if any Event of Default has occurred and is continuing, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Agent, for the benefit of the Lenders, and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Agent, for the account of the Lenders, and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done.

                  SECTION 7.3       DISPUTES, RETURNS AND ADJUSTMENTS.

                  (a) In the event any amounts due and owing under any Receivable for an amount in excess of $1,000,000 are in dispute between the Account Debtor and the Borrower, the Borrower shall provide the Agent with prompt written notice thereof.

                  (b) The Borrower shall notify the Agent promptly of all returns and credits in excess of $1,000,000 in respect of any Receivable, which notice shall specify the Receivable affected.

                  (c) The Borrower may, in the ordinary course of business unless a Default or an Event of Default has occurred and is continuing, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; PROVIDED that (i) no such action results in the reduction of more than $500,000 in the amount payable with respect to any Receivable or of more than $1,000,000 with respect to all Receivables in any fiscal year of the Borrower (in each case, excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of the Borrower's business), and (ii) the Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

                  SECTION 7.4       INVOICES.

                  (a) The Borrower will not use any invoices other than invoices in the form delivered to the Agent prior to the Agreement Date without giving the Agent 30 days' prior notice of the intended use of a different form of invoice together with a copy of such different form.

                  (b) Upon the request of the Agent, the Borrower shall deliver to the Agent, at the Borrower's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, customer address lists, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Agent shall reasonably specify.

                  SECTION 7.5 DELIVERY OF INSTRUMENTS. In the event any Receivable is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the Borrower will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent, for the benefit of the Lenders.

                  SECTION 7.6 SALES OF INVENTORY. All sales of Inventory will be made in compliance with all material requirements of Applicable Law.

                  SECTION 7.7 OWNERSHIP AND DEFENSE OF TITLE.

                  (a) Except for Permitted Liens, the Borrower shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

                  (b) The Borrower shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

                  SECTION 7.8 INSURANCE.

                  (a) The Borrower shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as the Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Agent. The Borrower will not use or permit the Inventory or Equipment to be used in material violation of Applicable Law or in any manner which might render inapplicable any insurance coverage.

                  (b) All insurance policies required under SECTION 7.8(A) shall name the Agent, for the benefit of the Lenders, as an additional insured and shall contain loss payable clauses in the form submitted to the Borrower by the Agent, or otherwise in form and substance satisfactory to the Required Lenders, naming the Agent, for the benefit of the Lenders, as loss payee, as its interests may appear, and providing that

                           (i) all proceeds thereunder shall be payable to the Agent, for the benefit of the Lenders,

                           (ii) no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and

                           (iii) such policy and loss payable clauses may be canceled, amended or terminated only upon at least ten (10) days' prior written notice given to the Agent.

                  (c) Any proceeds of insurance referred to in this SECTION 7.8 which are paid to the Agent, for the account of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations, PROVIDED that if the total adjusted loss in question is $1,000,000 or less and no Default or Event of Default has occurred and is continuing, such proceeds will be delivered to the Borrower to be applied to the costs of repair, restoration or replacement of the damaged or destroyed property.

                  SECTION 7.9       LOCATION OF OFFICES AND COLLATERAL.

                  (a) The Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure without giving the Agent 60 days' prior written notice thereof.

                  (b) All Inventory, other than Inventory in transit to a customer or any such location, will at all times be kept by the Borrower at the locations set forth in SCHEDULE 5.1(U) or at such other location as to which all actions required pursuant to SECTION 6.2 shall have been taken to the satisfaction of the Agent, and shall not, without the prior written consent of the Agent, be removed therefrom except pursuant to sales of Inventory permitted under SECTION 7.7(A).

                  (c) If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall, at the Agent's request, notify such agents or processors of the Security Interest (and shall promptly provide copies of any such notice to the Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Lenders, subject to the instructions of the Agent.

                  SECTION 7.10      RECORDS RELATING TO COLLATERAL.

                  (a) The Borrower will at all times

                           (i) keep complete and accurate records of Inventory on a basis consistent with past practices of the Borrower so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost thereof and a current price list for such Inventory, and

                           (ii) keep complete and accurate records of all other Collateral.

                  (b) The Borrower will prepare a physical listing of all Inventory, wherever located, at least annually.

                  SECTION 7.11 INSPECTION. The Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Borrower, at any time or times to

                  (a) visit the properties of the Borrower and its Subsidiaries, inspect the Collateral and the other assets of the Borrower and its Subsidiaries and inspect and make extracts from the books and records of the Borrower and its Subsidiaries, including but not limited to management letters prepared by independent accountants, unless Default or Event of Default has occurred and is continuing, only during customary business hours at such premises and after notice;

                  (b) discuss the Borrower's and its Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Agent or the Lenders hereunder or under any of the Loan Documents, with the Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants, and
(iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrowers);

                  (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral (other than Receivables) and in this connection to review, audit and make extracts from all records and files related to any of the Collateral.

The Borrower will deliver to the Agent, for the benefit of the Lenders, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrower. So long as no Default or Event of Default has occurred and is continuing, the Agent and the Lenders will use reasonable efforts to coordinate such inspections, examination, discussions and verifications by their respective representatives.

                  SECTION 7.12      INFORMATION AND REPORTS.

                  (a) SCHEDULE OF RECEIVABLES. The Borrower shall deliver to the Agent on or before the Effective Date and not later than the twentieth day of each calendar month thereafter a Schedule of Receivables which

                           (i) shall be as of the last calendar day of the immediately preceding month,

                           (ii) shall be reconciled to the Borrowing Base Certificate as of such last calendar day, and

                           (iii) shall set forth a detailed aged trial balance of all the Borrower's then existing Receivables, specifying the names, addresses and balance due for each Account Debtor obligated on a Receivable so listed.

                  (b) SCHEDULE OF INVENTORY. The Borrower shall deliver to the Agent on or before the Effective Date and not later than the twentieth day of each calendar month thereafter a Schedule of Inventory as of the last calendar day of the immediately preceding month of the Borrower, itemizing and describing the kind, type and quantity of Inventory, the Borrower's cost thereof, as appropriate, and the location thereof.

                  (c) BORROWING BASE CERTIFICATE. The Borrower shall deliver to the Agent and to BankBoston, N.A., on the third day of each week after the Effective Date a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the preceding week.

                  (d) NOTICE OF DIMINUTION OF VALUE. The Borrower shall give prompt notice to the Agent of any matter or event which has resulted in, or could reasonably be expected to result in, the diminution in excess of $500,000 in the value of any of its Collateral, except for any such diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in financial statements previously delivered to the Agent and the Lenders pursuant to ARTICLE 9.

                  (e) ADDITIONAL INFORMATION. The Agent may in its discretion from time to time request that the Borrower deliver the schedules, certificates described in SECTIONS 7.12(A), (B) and (C) more or less often and on different schedules than specified in such Sections and the Borrower will comply with such requests. The Borrower will also furnish to the Agent and each Lender such other information with respect to the Collateral, the other assets of the Borrower, as the Agent or any Lender may from time to time reasonably request.

                  SECTION 7.13 POWER OF ATTORNEY. The Borrower hereby appoints the Agent as its attorney, with power

                  (a) to endorse the name of the Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent's or any Lender's possession, and

                  (b) to sign the name of the Borrower on any invoice or bill of lading relating to any Receivable, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Agent or any Lender by the Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, verifications of account and notices to or from customers.

                  SECTION 7.14 ADDITIONAL REAL ESTATE AND LEASES.

                  (a) Promptly upon the Borrower's acquisition of any interest in any Real Estate, the Borrower shall deliver to the Agent at the Agent's or any Subsidiary's request, for the benefit of itself as Agent and the Lenders, an executed Negative Pledge Agreement in form and substance satisfactory to the Agent.

                  (b) Promptly upon the Borrower's or any Subsidiary's entry into any lease of Real Estate, the Borrower shall deliver to the Agent an executed landlord's waiver and consent with respect to such lease in form and substance satisfactory to the Agent.

                  SECTION 7.15 ASSIGNMENT OF CLAIMS ACT. Upon the request of the Agent, the Borrower shall execute any documents or instruments and shall take such steps or actions reasonably required by the Agent so that all monies due or to become due under any contract with the United States of America, the District of Columbia or any state, county, municipality or other domestic or foreign governmental entity, or any department, agency or instrumentality thereof, will be assigned to the Agent, for the benefit of itself and the Lenders, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due to or to become due.

                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS
                              ---------------------

                  The Borrower covenants and agrees that the Borrower will duly and punctually pay the principal of, and interest on, and all other amounts payable with respect to, the Loans and all other Secured Obligations in accordance with the terms of the Loan Documents and that until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in SECTION 14.11, the Borrower will, and will cause each of its Subsidiaries to:

                  SECTION 8.1 PRESERVATION OF CORPORATE EXISTENCE AND SIMILAR MATTERS. Except as otherwise permitted hereunder with respect to any Subsidiary of the Borrower, preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction wherein the failure to be so qualified could reasonably be expected to have a Materially Adverse Effect.

                  SECTION 8.2 COMPLIANCE WITH APPLICABLE LAW. Comply in all material respects with all Applicable Law relating to the Borrower or such Subsidiary except to the extent being contested in good faith by appropriate proceedings and for which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability have been appropriately established.

                  SECTION 8.3 MAINTENANCE OF PROPERTY. In addition to, and not in derogation of, the requirements of SECTION 7.7 and of the Security Documents,

                  (a) protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and

                  (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  SECTION 8.4 CONDUCT OF BUSINESS. At all times engage only the business described in SECTION 5.1(F).

                  SECTION 8.5 INSURANCE. Maintain, in addition to the coverage required by SECTION 7.8 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

                  SECTION 8.6 PAYMENT OF TAXES AND CLAIMS. Pay or discharge when due

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and

                  (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Borrower;

except that this SECTION 8.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of reasonably anticipated liability have been appropriately established.

                  SECTION 8.7 ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep such books, records and accounts, as may be required or as may be necessary to permit the preparation of financial statements that fairly present, as of their respective dates the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

                  SECTION 8.8 USE OF PROCEEDS.

                  (a)      Use the proceeds of

                           (i) the initial Revolving Credit Loan to pay amounts indicated on SCHEDULE 8.8 to the Persons indicated thereon,

                           (ii) all subsequent Revolving Credit Loans only for working capital and general business purposes and Permitted Repurchases, and

                  (b) not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation G or U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

                  SECTION 8.9 HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL REQUIREMENTS.

                  (a) In addition to, and not in derogation of, the requirements of SECTION 8.2 and of the Security Documents, comply in all material respects with all Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established), promptly notify the Agent of its receipt of any notice of a material violation of any such Environmental Laws or other such Applicable Laws and indemnify and hold the Agent and the Lenders harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Agent or any Lender on account of the Borrower's failure to perform its obligations under this SECTION 8.9.

                  (b) Whenever the Borrower gives notice to the Agent pursuant to this SECTION 8.9 or otherwise with respect to noncompliance or alleged noncompliance with Environmental Laws that reasonably could be expected to result in liability to the Borrower or any Subsidiary in excess of $500,000 in the aggregate, the Borrower shall, at the Agent's request and the Borrower's expense (i) cause an independent Environmental engineer acceptable to the Agent to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such assessment, a proposed plan to bring the Borrower (or such Subsidiary) into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (ii) provide to the Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.

                  SECTION 8.10 NABI FINANCE, INC. At all times, so long as NABI Finance, Inc. remains in existence, maintain NABI Finance, Inc. as a Wholly Owned Subsidiary and cause NABI Finance, Inc. to retransfer all Receivables transferred to it in connection with the NABI Finance Transfer within five Business Days of each such transfer to it.

                                    ARTICLE 9

                                   INFORMATION
                                   -----------

                  Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 14.11, the Borrower will furnish to the Agent and to BankBoston, N.A. at its offices then designated for notices pursuant to SECTION 14.1, the statements, reports, certificates, and other information provided for in this ARTICLE 9. All written information, reports, statements and other papers and data furnished to the Agent or BankBoston, N.A. by or at the request of the Borrower, whether pursuant to this
ARTICLE 9 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter. Specifically, the Borrower will so furnish:

                  SECTION 9.1       FINANCIAL STATEMENTS.

                  (a) AUDITED YEAR-END STATEMENTS. As soon as available, but in any event within 90 days after the end of each Fiscal Year, copies of the consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, reported on, as to such consolidated statements, without qualification, by Price Waterhouse LLP or other independent certified public accountants reasonably acceptable to the Required Lenders; and

                  (b) MONTHLY FINANCIAL STATEMENTS. As soon as available after the end of each month, but in any event within 45 days after the end of each month, copies of the unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such month and for the portion of the Fiscal Year through such month, each such consolidated financial statement showing comparable information for the same period of the prior Fiscal Year, certified by a Financial Officer as presenting fairly the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis (subject to normal year-end audit adjustments) for the applicable period(s), PROVIDED that at any time that the Borrower's equity or Investment in any Domestic Subsidiary (exclusive of the NABI Finance Transfer) exceeds $2,000,000, at the request of the Agent, such financial statements with respect to such Subsidiary shall be prepared on a consolidating and consolidated basis;

all such financial statements to be prepared in accordance with GAAP
(except, with respect to interim financial statements, for the omission of notes and for the effect of normal year-end audit adjustments) applied consistently throughout the periods reflected therein.

                  (c) PROJECTIONS. As soon as available, but in any event not later than 30 days after the first day of each Fiscal Year of the Borrower beginning after the Effective Date, projections for such Fiscal Year in such format and detail as the Agent may reasonably specify. Within 45 days after the end of each Fiscal Quarter, projected capital expenditures of the Borrower and its Subsidiaries for each of the remaining Fiscal Quarters of the then current Fiscal Year.

                  (d) NABI GMBH. On or prior to the Effective Date and as soon as available and no less often than annually thereafter, a balance sheet and statement of income of NABI GmbH.

                  SECTION 9.2 ACCOUNTANTS' CERTIFICATE. Together with the financial statements referred to in SECTION 9.1(A), a certificate of such accountants addressed to the Agent

                  (a) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

                  (b) having attached the calculations, prepared by the Borrower and reviewed by such accountants, required to establish whether or not the Borrower is in compliance with the covenants contained in SECTIONS 10.1, 10.2,
10.5 AND 10.10, as at the date of such financial statements.

                  SECTION 9.3 OFFICER'S CERTIFICATE. At the time that the Borrower furnishes the financial statements pursuant to SECTION 9.1(B) for any month that is the last month of a Fiscal Quarter of the Borrower, a certificate of its President or a Financial Officer

                  (a) setting forth as at the end of such Fiscal Quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the requirements of SECTIONS 10.1, 10.2, 10.5 AND 10.10, as at the end of each respective period,

                  (b) stating that the representations and warranties of the Borrower contained in the Loan Documents (including, without being limited to, information on the schedules to this Agreement) are correct and accurate as of the date of such certificate (except such representations and warranties expressly made as of an earlier date) or, if such is not the case, attaching to such certificate updated schedules in accordance with the provisions of SECTION 9.7,

                  (c) stating that any payment of principal of, or interest or premium, if any, on any Subordinated Debt made since the date of the last such certificate delivered pursuant to this SECTION 9.3(C) was made in compliance with all applicable terms and provisions of the agreements and instruments governing such Subordinated Debt, and

                  (d) stating that, based on a reasonably diligent examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

                  SECTION 9.4 COPIES OF OTHER REPORTS.

                  (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants, including, without limitation, any management report.

                  (b) As soon as practicable, copies of all financial statements and reports that the Borrower or any Subsidiary shall send to its shareholders generally and of all registration statements and all regular or periodic reports which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission or any successor commission.

                  (c) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request and that the Borrower has or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain; PROVIDED, HOWEVER, that the Lenders shall, to the extent reasonably practicable, coordinate their requests for such items. The rights of the Agent and the Lenders under this SECTION 9.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

                  (d) If requested by the Agent or any Lender, the Borrower will furnish to the Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation G and U, respectively, of the Board of Governors of the Federal Reserve System.

                  SECTION 9.5 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt notice of:

                  (a) the commencement, to the extent the Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties, assets or businesses, which, singly or in the aggregate, could reasonably be expected to result in the occurrence of a Default or an Event of Default or have a Materially Adverse Effect,

                  (b) any amendment of the articles of incorporation or by-laws of the Borrower or any of its Subsidiaries,

                  (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect and any change in the chairman, chief executive officer or chief financial officer of the Borrower, and

                  (d) (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound except for any such default or event of default that singly, or together with all such other defaults and events of default, could not reasonably be expected to have a Materially Adverse Effect.

                  SECTION 9.6 ERISA. As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

                  (a) any ERISA Event with respect to a Benefit Plan has occurred or will occur, or

                  (b) the Borrower fails to meet the minimum funding requirements set forth in Section 302 (or, if applicable, 305) of ERISA and
Section 412 of the Code with respect to any Benefit Plan subject to such requirements unless a waiver of such requirements has been obtained,

a certificate of the President or a Financial Officer of the Borrower setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

                  SECTION 9.7 REVISIONS OR UPDATES TO SCHEDULES. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect such that any representation or warranty made by the Borrower incorporating such information or disclosures would be incorrect in any material respect, as part of the officer's certificate required pursuant to SECTION 9.3(B), such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), PROVIDED that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as attached hereto immediately prior to the submission of such revised or updated Schedule(s), or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

                                   ARTICLE 10

                               NEGATIVE COVENANTS
                               ------------------

                  Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 14.11, the Borrower will not directly or indirectly and, in the case of SECTIONS 10.2 through 10.14, will not permit its Subsidiaries to:

                  SECTION 10.1      FINANCIAL RATIOS.  Permit:

                  (a) MINIMUM FIXED CHARGE COVERAGE. The consolidated Fixed Charge Coverage Ratio of the Borrower and its Consolidated Subsidiaries as of the end of any Fiscal Quarter ending on or after the Effective Date and on or before December 31, 1997, to be less than 1.10 to 1, or ending after January 1, 1998 and on or before December 31, 1998 to be less than 1.20 to 1, or ending after January 1, 1999 to be less than 1.30 to 1.

                  (b) MINIMUM EBITDA Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries for each Fiscal Year set forth below to be less than the amount set forth opposite such Fiscal Year:

                  FISCAL YEAR                                 AMOUNT
                  -----------                                 ------
                  December 31, 1997                           $18,000,000
                  December 31, 1998                           $22,000,000
                  December 31, 1999                           $28,000,000
                  December 31, 2000                           $32,000,000
                  December 31, 2001                           $36,000,000

                  SECTION 10.2 DEBT. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Debt, except that this SECTION 10.2 shall not apply to:

                  (a) Debt of the Borrower represented by the Loans and the Notes,

                  (b) Debt reflected on SCHEDULE 5.1(J), excluding any such Debt that is to be paid in full on the Effective Date,

                  (c) Permitted Purchase Money Debt and Capitalized Lease Obligations permitted pursuant to SECTION 10.10,

                  (e) the Senior Subordinated Debt, and

                  (f) other Debt in an aggregate principal amount not greater than $3,000,000 less the amount of Capitalized Lease Obligations and Permitted Purchase Money Debt.

                  SECTION 10.3 GUARANTIES. Become or remain liable with respect to any Guaranty of any obligation of any other Person EXCEPT that this SECTION
10.3 shall not apply to the extent that any Guaranty is a Permitted Investment.

                  SECTION 10.4 INVESTMENTS. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, maintain any Investment other than Permitted Investments, PROVIDED, HOWEVER, that so long as no Default or Event of Default exists immediately before and after giving effect to any of the following and immediately after giving effect thereto Revolving Credit Availability equals or exceeds $5,000,000, this SECTION 10.4 shall not prohibit
(i) any Investment in a Person that is at the time, or contemporaneously with the making of such Investment becomes, a Guarantor, provided that any such Investment in connection with any single Acquisition by the Borrower or any Subsidiary does not exceed $2,000,000 in the aggregate (including Indebtedness assumed), or (ii) any Acquisition of a Business Unit by the Borrower or a Guarantor for total consideration (inclusive of assumption of Indebtedness) of up to but not in excess of $2,000,000, or (iii) the NABI Finance Transfer.

                  SECTION 10.5 CAPITAL EXPENDITURES. Make or incur any Capital Expenditures, in excess in the aggregate, of the amount set forth below for the Fiscal Year of the Borrower set forth opposite such amount:

                  FISCAL YEAR                                 AMOUNT
                  -----------                                 ------
                     1997                                     $45,500,000
                     1998                                     $33,500,000
                     1999                                     $35,000,000
                     2000                                     $17,000,000
                     2001                                     $37,700,000
                     2002                                     $21,000,000
                     Each Fiscal Year thereafter              Such amount as may be agreed
                                                              by the Borrower and the Required Lenders

PROVIDED, HOWEVER, that (i) in any Fiscal Year, provided no Default or Event of Default would result therefrom, the Borrower may make or incur Excess Permitted Capital Expenditures, and (ii) to the extent that the Borrower makes or incurs Capital Expenditures in any Fiscal Year in an amount less than the amount permitted above for such Fiscal Year (excluding Excess Permitted Capital Expenditures), the Borrower may carry over any portion of such unutilized amount up to a maximum of 25% of the total amount permitted for such Fiscal Year (without adjustment for any amount carried over to such Fiscal Year and excluding Excess Permitted Capital Expenditures for such Fiscal Year) (the "CARRYOVER AMOUNT") to the next subsequent Fiscal Year.

                  SECTION 10.6 RESTRICTED DISTRIBUTIONS AND PAYMENTS, ETC. Declare or make any Restricted Distribution or Restricted Payment, EXCEPT that this SECTION 10.6 shall not apply to such distributions and payments that (i) also constitute Permitted Investments, or (ii) that constitute Permitted Repurchases,

                  SECTION 10.7 MERGER, CONSOLIDATION AND SALE OF ASSETS. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person other than sales of Inventory in the ordinary course of business, EXCEPT that any Wholly Owned Subsidiary of the Borrower may merge with and into the Borrower or any other such Wholly Owned Subsidiary.

                  SECTION 10.8 TRANSACTIONS WITH AFFILIATES. Except to the extent permitted pursuant to the provisions of SECTION 10.6 and the NABI Finance Transfer, effect any transaction with any Affiliate on a basis less favorable to the Borrower than would be the case if such transaction had been effected with a Person not an Affiliate.

                  SECTION 10.9 LIENS. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral or its other assets, other than Permitted Liens.

                  SECTION 10.10 CAPITALIZED LEASE OBLIGATIONS. Without the consent of the Required Lenders, which consent shall not be unreasonably withheld, incur or permit to exist any Capitalized Lease Obligations if such Capitalized Lease Obligation when added to existing Capitalized Lease Obligations and Permitted Purchase Money Debt of the Borrower would exceed $3,000,000 in the aggregate.

                  SECTION 10.11 RESERVED.

                  SECTION 10.12 BENEFIT PLANS. Permit any condition to exist in connection with any Benefit Plan which might constitute grounds for the PBGC to institute proceedings to have such Benefit Plan terminated or a trustee appointed to administer such Plan, and any other condition, event or transaction with respect to any Benefit Plan which could reasonably be expected to have or result in a Material Adverse Effect.

                  SECTION 10.13 SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the Borrower's leasing from such Person any real or personal property which has been or is to be sold or transferred, directly or indirectly, by the Borrower to such Person.

                  SECTION 10.14 AMENDMENTS OF OTHER AGREEMENTS. Amend in any way the Subordinated Debt Documents, or the interest rate or principal amount or schedule of payments of principal and interest with respect to any Debt (other than the Secured Obligations) other than to reduce the interest rate or extend the schedule of payments with respect thereto.

                  SECTION 10.15 MINIMUM COLLATERAL AVAILABILITY. Permit Collateral Availability to be less than $2,000,000 at any time.

                  SECTION 10.16 NABI FINANCE, INC. Permit NABI Finance, Inc. (i) to engage in any business other than the ownership of Receivables of the Borrower and its Domestic Subsidiaries by reason of the NABI Finance Transfer,
(ii) to incur any Indebtedness other than that essential to its continued existence as a corporation and to the NABI Finance Transfer, and (iii) to create, grant or permit to exist any Lien on its assets other than the Security Interest and Liens for taxes not yet delinquent.

                                   ARTICLE 11

                                     DEFAULT
                                     -------

                  SECTION 11.1 EVENTS OF DEFAULT. Upon written notice to the Borrower by the Agent or the Required Lenders declaring the same to be an Event of Default, (except for the events described in SECTIONS 11.1(G) and (H) which shall be automatic Events of Default) each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

                  (a) DEFAULT IN PAYMENT. The Borrower shall default in any payment of principal of or interest on any Loan or any Note or of any Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

                  (b) OTHER PAYMENT DEFAULT. The Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for a period of 10 days after written notice thereof has been given to the Borrower by the Agent.

                  (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by the Borrower under this Agreement or any Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

                  (d) DEFAULT IN PERFORMANCE. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement to be performed by the Borrower, contained in

                           (i) ARTICLES 6, 7 (OTHER THAN SECTIONS 7.3 OR 7.10) or 10, or SECTIONS 8.1 (insofar as it requires the preservation of the corporate existence of the Borrower), 8.8, 8.10, 9.5(D) or 9.6, or

                           (ii) this Agreement (other than as specifically provided for otherwise in this SECTION 11.1) and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrower by the Agent.

                  (e)      DEBT CROSS-DEFAULT.

                           (i) The Borrower or any Subsidiary shall fail to pay when due and payable (after any applicable grace period has elapsed) the principal of or interest on the Senior Subordinated Debt or any other Debt (other than the Loans) outstanding in an amount in excess of $500,000, or

                           (ii) the maturity of any such Debt shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Debt, or (B) been required to be prepaid prior to the stated maturity thereof, or

                           (iii) any event shall have occurred and be continuing which would permit any holder or holders of such Debt, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and such default shall not have been waived in writing and a copy of such waiver satisfactory to it delivered to the Agent or the Borrower shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

                  (f) OTHER CROSS-DEFAULTS. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Debt) if the existence of any such defaults, singly or in the aggregate, could in the reasonable judgment of the Agent have a Materially Adverse Effect; PROVIDED, HOWEVER, that for the purposes of this provision where such a default could result only in a monetary loss, a Materially Adverse Effect shall not be deemed to have occurred unless the aggregate of such losses would exceed $500,000.

                  (g) VOLUNTARY BANKRUPTCY PROCEEDING. The Borrower or any of its Subsidiaries shall

                           (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),

                           (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,

                           (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,

                           (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign,

                           (v) admit in writing its inability to pay its debts as they become due,

                           (vi) make a general assignment for the benefit of creditors, or

                           (vii) take any corporate action for the purpose of authorizing any of the foregoing.

                  (h) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries in any court of competent jurisdiction seeking

                           (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts,

                           (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, any of its Subsidiaries or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any of its Subsidiaries, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower or any of its Subsidiaries (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                  (i) LOAN DOCUMENTS. (i) Any event of default or "Event of Default" under any other Loan Document shall occur or the Borrower shall default in the performance or observance of any material term, covenant, condition or agreement contained in, any such Loan Document or (ii) any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law or the Borrower or other party thereto (other than the Agent or any Lender) shall so state in writing or (iii) this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Agent or any Lender and except to the extent permitted by the terms thereof) cease to create a valid Lien on, or security interest in, any of the Collateral purported to be covered thereby or any such Lien shall not be perfected (except with the consent of the Agent), or, except as otherwise expressly permitted herein, shall not be a first priority Lien.

                  (j) JUDGMENT. A final, unappealable judgment or order for the payment of money in an amount that exceeds the uncontested insurance available therefor by $500,000 or more shall be entered against the Borrower by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

                  (k) ATTACHMENT. A warrant or writ of attachment or execution or similar process which exceeds $500,000 in value shall be issued against any property of the Borrower and such warrant or process shall continue undischarged or unstayed for 30 days.

                  (l) ERISA. Any ERISA Event shall occur and the Required Lenders shall have determined that such occurrence has or could reasonably be expected to have a Materially Adverse Effect.

                  (m) QUALIFIED AUDITS. The independent certified public accountants retained by the Borrower shall fail or refuse to deliver an opinion in accordance with SECTION 7.1(A) with respect to the annual financial statements of the Borrower.





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

                  SECTION 11.2 REMEDIES.

                  (a) AUTOMATIC ACCELERATION AND TERMINATION OF FACILITIES. Upon the occurrence of an Event of Default specified in SECTION 11.1(G) or (H), (i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Facility and the right of the Borrower to request Borrowings under this Agreement shall immediately terminate.

                  (b) OTHER REMEDIES. After the occurrence and during the continuance of any Event of Default, the Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

                           (i) declare the principal of and interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

                           (ii) terminate the Revolving Credit Facility and any other right of the Borrower to request borrowings hereunder;

                           (iii) notify, or request the Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Agent, for the benefit of the Lenders, or any agent or designee of the Agent, at such address as may be specified by the Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments it receives in trust for the Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, the Borrower, and shall deliver the same to the Agent or any such agent or designee of the Agent immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements;

                           (iv) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Agent considers advisable and in all such cases only the net amounts received by the Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and reasonable attorneys' fees, shall constitute Collateral and the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                           (v) enter upon any premises in which Inventory or Equipment may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                           (vi) require the Borrower to and the Borrower shall, without charge to the Agent or any Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and the Borrower;

                           (vii) at the expense of the Borrower, cause any of the Inventory and Equipment to be placed in a public or field warehouse, and the Agent shall not be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                           (viii) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrower's premises and, without breach of the peace, until the Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the






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

         Borrower's Equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of the Borrower under all licenses, sublicenses and franchise agreements shall inure to the Agent for the benefit of the Lenders (PROVIDED, HOWEVER, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                           (ix) exercise any and all of its rights under any and all of the Security Documents;

                           (x) apply any Collateral consisting of cash to the payment of the Secured Obligations in any order in which the Agent, on behalf of the Lenders, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                           (xi) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrower shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Agent; and

                           (xii) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  SECTION 11.3 APPLICATION OF PROCEEDS. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

                  (a) FIRST: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees,

                  (b) SECOND: to the payment of the other Secured Obligations (with the Borrower remaining liable for any deficiency),

                  (c) THIRD: the balance (if any) of such proceeds shall be paid to the Borrower, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

THE BORROWER SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

                  SECTION 11.4 POWER OF ATTORNEY. In addition to the authorizations granted to the Agent under SECTION 7.13 or under any other provision of this Agreement or of any other Loan Document, during the continuance of an Event of Default, the Borrower hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent from time to time) as the Borrower's true and lawful attorney, and agent in fact, and the Agent, or any agent of the Agent, may, without notice to the Borrower, and at such time or times as the Agent or any such agent in its sole discretion may determine, in the name of the Borrower, the Agent or the Lenders,

                  (a)      demand payment of the Receivables,





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

                  (b) enforce payment of the Receivables by legal proceedings or otherwise,

                  (c) exercise all of the Borrower's rights and remedies with respect to the collection of Receivables,

                  (d) settle, adjust, compromise, extend or renew any or all of the Receivables,

                  (e) settle, adjust or compromise any legal proceedings brought to collect the Receivables,

                  (f) discharge and release the Receivables or any of them,

                  (g) prepare, file and sign the name of the Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor,

                  (h) prepare, file and sign the name of the Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral,

                  (i) endorse the name of the Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

                  (j) use the stationery of the Borrower and sign the name of the Borrower to verifications of the Receivables and on any notice to the Account Debtors,

                  (k) open the Borrower's mail,

                  (l) notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent, and

                  (m) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which the Borrower has access.

                  SECTION 11.5 MISCELLANEOUS PROVISIONS CONCERNING REMEDIES.

                  (a) RIGHTS CUMULATIVE. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                  (b) WAIVER OF MARSHALLING. The Borrower hereby waives any right to require any marshalling of assets and any similar right.

                  (c) LIMITATION OF LIABILITY. Nothing contained in this ARTICLE 11 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Agent, any Lender or any agent or designee of the Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Agent, the Lenders and their agents or designees shall have no liability to the Borrower for actions taken pursuant to this
ARTICLE 11, any other provision of this Agreement or any of the Loan Documents so long as the Agent or such Lender shall act in good faith and in a commercially reasonable manner.

                  (d) APPOINTMENT OF RECEIVER. In any action under this ARTICLE 11, the Agent shall be entitled during the continuance of an Event of Default, to the fullest extent permitted by Applicable Law, to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

                  SECTION 11.6 TRADEMARK LICENSE. The Borrower hereby grants to the Agent for its benefit as Agent and for the benefit of the Lenders, the nonexclusive right and license to use the trademarks described in the Trademark Assignment for the purposes set forth in SECTION 11.2(B)(VIII) and for the purpose of enabling the Agent to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Agent's rights and remedies under this Agreement and the other Security Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to the Borrower or any other Person by the Lenders or the Agent or any purchaser or purchasers of the Collateral. The Borrower hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this SECTION 11.6.






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


                                   ARTICLE 12

                                   ASSIGNMENTS
                                   -----------

                  SECTION 12.1      SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) With the consent of the Agent and at least five Business Day's prior written notice to the Borrower, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment shall in no event be less than $5,000,000,
(iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register an Assignment and Acceptance, together with any Note or Notes subject to such assignment and such assignee's pro rata share of the Agent's syndication expenses, (v) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, (vi) the representation contained in SECTION 12.2 hereof shall be true with respect to any such proposed assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (B) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

                  (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 5.1(O) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment and Proportionate Share of, and principal amount of the Loans and owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of EXHIBIT C, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register,
(iii) give prompt notice thereof to the Lenders and the Borrower, and (iv) promptly deliver a copy of such Acceptance and Assignment to the Borrower. Within five Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

                  (f) Each Lender may with at least five Business Day's prior written notice to the Borrower, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment hereunder and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such participation shall be in an amount not less than the $5,000,000, (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; PROVIDED, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to SECTION 7.7 hereof or otherwise in accordance with the terms of this Agreement or the Security Documents), and (vi) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

                  (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
SECTION 12.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, PROVIDED that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree in writing with the Borrower or such Lender (which in the case of an agreement with only such Lender, the Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Borrower and to be bound by SECTION 12.3.

                  SECTION 12.2 REPRESENTATION OF LENDERS. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; PROVIDED, HOWEVER, that subject to SECTION 12.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.

                  SECTION 12.3 CONFIDENTIALITY. Each Lender agrees to hold any information clearly identified by the Borrower in writing as confidential which it may receive from the Borrower pursuant to this Agreement in confidence in accordance with its customary internal policies relative to confidential customer information, except for disclosure (i) to other Lenders and its and their respective Affiliates, Transferees and prospective Transferees, (ii) to legal counsel, accountants and other professional advisors to that Lender or to Transferees or prospective Transferees pursuant to SECTION 12.1, (iii) to regulatory officials, (iv) to any Person as requested (which request such Lender reasonably believes could give rise to mandatory disclosure) or pursuant to or as required by law, regulation or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party with respect to any claim litigation, arbitration or other proceeding relating to or arising out of the transaction evidenced by this Agreement or the other Loan Documents, (vi) to any Person in connection with any other legal proceeding to which that Lender is a party provided such Lender uses reasonable efforts to give the Borrower notice of any disclosure thereunder, provided any failure in such regard shall not result in any liability on the part of such Lender, and (vii) permitted by
SECTION 12.1(G).

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                                   ARTICLE 13

                                      AGENT
                                      -----

                  SECTION 13.1 APPOINTMENT OF AGENT. Each Lender hereby irrevocably designates and appoints NationsBank as the Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Agent, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, including, without limitation, to make determinations as to the eligibility of Inventory and Receivables, to establish reserves against the Borrowing Base and to adjust the advance ratios contained in the definition of "Borrowing Base" (so long as such advance ratios, as adjusted, do not exceed those set forth in the definition of "Borrowing Base"), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, the Agent shall not have any duties or responsibilities except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

                  SECTION 13.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Agent for the purposes of perfecting security interests and Liens in Collateral held by such Lender.

                  SECTION 13.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's, as the case may be, own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries, any Affiliate thereof or any other Person or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the existence, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any Collateral or the Security Interest or other Lien or other interest therein or for any failure of the Borrower, or any Subsidiary of the Borrower or any Affiliate of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

                  SECTION 13.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with SECTION
12.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  SECTION 13.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but





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shall not be obligated to) continue making Revolving Credit Loans to the
Borrower on behalf of the Lenders in reliance on the provisions of SECTION 3.7 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

                  SECTION 13.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, counsel, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, any Subsidiary of the Borrower or any Affiliate of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial (and other) condition and creditworthiness of the Borrower and its Subsidiaries, and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial (and other) condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial (and other) condition or creditworthiness of the Borrower or the Subsidiaries of the Borrower or the Affiliates of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  SECTION 13.7 INDEMNIFICATION.

                  (a) The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower or any other Person to do so), Ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, attorneys' fees, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, attorneys' fees, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to SECTION 12.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to
SECTION 12.1, at a time before such assignment. The agreements in this SECTION
13.7 shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

                  (b) Without limiting the generality of the foregoing provisions of this SECTION 13.7, if the Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from the Borrower, any Subsidiary of the Borrower or any other Person as the result of any transaction under the Loan Documents, then any monies paid by the Agent in settlement or satisfaction of such suit, together with all costs and expenses (including attorneys' fees and expenses) incurred by Agent in the defense of same, shall be promptly reimbursed to the Agent by the Lenders to the extent of each Lender's Proportionate Share.

                  (c) Further, without limiting the generality of the foregoing provisions of this SECTION 13.7, if at any time (whether prior to or after the Termination Date) any action or proceeding shall be brought against the Agent by the Borrower, any Subsidiary of the Borrower, or by any other Person claiming by, through or under Borrower or any Subsidiary of the Borrower, to recover damages for any act taken or omitted by the Agent under any of the Loan Documents or in the performance of any rights, powers or remedies of the Agent against Borrower, any Account Debtor, any Subsidiary of the Borrower, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction between the Agent and the Borrower, any Subsidiary of the Borrower or any other Person under or in relation to any of the Loan Documents, the Lenders agree to indemnify and hold the Agent harmless with respect thereto and to pay to Agent their respective Proportionate Shares of such amount as the Agent shall be required to pay by reason of a judgment, decree or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Agent, including all interest and costs assessed against the Agent in





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defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by the Agent in connection therewith; PROVIDED, HOWEVER, that no Lender shall be liable to the Agent for any of the foregoing to the extent that they arise solely from the willful misconduct or gross negligence of the Agent. In the Agent's discretion, the Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

                  SECTION 13.8 AGENT IN ITS INDIVIDUAL CAPACITY. The institution at the time acting as the Agent and its Affiliates may make loans to, issue letters of credit to or for the account of, accept deposits from and generally engage in any kind of business with the Borrower and any Subsidiary of or Affiliate of the Borrower as if it were not the Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit issued by it, such institution shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and shall be subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" and "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include such institution in its individual capacity as a Lender or one of the Required Lenders.

                  SECTION 13.9 SUCCESSOR AGENT AND CO-AGENT.

                  (a) The Agent may resign as Agent upon thirty (30) days' notice to the Lenders; PROVIDED, HOWEVER that such resignation shall not take effect until a successor agent has been appointed. If the Agent shall resign as Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. If the Required Lenders have failed to appoint a successor Agent within 30 days of the resignation notice given by the Agent as provided above, then the Agent shall be entitled to appoint a successor agent from among the Lenders. After any retiring Agent's resignation hereunder as Agent, the provisions of
SECTION 13.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  (b) It is intended that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent in any jurisdiction. It is recognized that, in case of litigation under any of the Loan Documents, or in case the Agent deems that by reason of present or future laws of any jurisdiction the Agent might be prohibited from or restricted in exercising any of the powers, rights or remedies granted to the Agent or the Lenders hereunder or under any of the Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary or desirable hereunder or under any of the Loan Documents, the Agent may appoint an additional individual or institution as a separate collateral agent or co-collateral agent which is not so prohibited from or restricted in taking any of such actions or exercising any of such powers, rights or remedies. If the Agent shall appoint an additional individual or institution as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Loan Documents to be exercised by or vested in or conveyed to the Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from the Lenders be required by the separate collateral agent or co-collateral agent so appointed by Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, including without limitation indemnification of such collateral agent or co-collateral agent, any and all of such instruments shall, on request, be executed, acknowledged and delivered by the Lenders. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by the Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

                  SECTION 13.10 NOTICES FROM AGENT TO LENDERS. The Agent shall promptly, upon receipt thereof, forward to each Lender copies of any written notices, reports or other information supplied to it by the Borrower or any Subsidiary of the Borrower (but which such Person is not required to supply directly to the Lenders). Except to the extent expressly provided in this Agreement or in the other Loan Documents, the Agent shall not be obligated to deliver





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or disclose to any Lender any of the Agent's internal reports, analysis or investigation or any records or other information in its possession relating to the Borrower or any of its Subsidiaries or Affiliates.

                  SECTION 13.11 DECLARING EVENTS OF DEFAULT. Upon the occurrence of a Default, the Agent may, and at the direction of the Required Lenders shall, give such notice or take such other action as may be required hereunder to declare an Event of Default.






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                                   ARTICLE 14

                                  MISCELLANEOUS
                                  -------------

                  SECTION 14.1      NOTICES.

                  (a) METHOD OF COMMUNICATION. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal, PROVIDED that in the case of notices to the Agent, notice shall be deemed to have been given only when such notice is actually received by the Agent. A telephonic notice to the Agent, as understood by the Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

                  (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing by such first party:

         If to the Borrower: NABI
                                    5800 Park of Commerce Blvd., N.W.
                                    Boca Raton, Florida 33487
                                    Attn: Chief Financial Officer
                                    Facsimile No.: (561) 989-5889

         If to the Agent:           NationsBank, N.A.
                                    600 Peachtree Street
                                    13 Plaza
                                    Atlanta, Georgia  30308
                                    Attn:  John C. Glazebrook
                                    Facsimile No. 404/607-6439

         If to a Lender:            At the address of such Lender set forth on
                                    the signature pages hereof.

                  (c) AGENT'S OFFICE. The Agent hereby designates its office located at 600 Peachtree Street, Atlanta, Georgia 30308, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

                  SECTION 14.2 EXPENSES. The Borrower agrees to pay or reimburse on demand all costs and expenses incurred by the Agent, including, without limitation, the reasonable fees and disbursements of counsel, in connection with:

                  (a) the negotiation, preparation, execution, delivery, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation

                           (i) the out-of-pocket costs and expenses incurred in connection with the interpretation of this Agreement and the other Loan Documents;

                           (ii) in connection with the making of the Initial Loans or if an Event of Default has occurred and is continuing:

                                    (A) the costs and expenses of appraisals of
                  the Collateral;

                                    (B) the costs and expenses of lien searches;

                                    (C) taxes, fees and other charges for
                  recording the Negative Pledge Agreements and filing the Financing Statements filed in connection with the occurrence of the Effective Date;





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                  (b) filing continuations with respect to Financing Statements and the costs and expenses of taking other reasonable actions to perfect, protect, and continue the Security Interests that the Borrower does not take, after demand by the Agent;

                  (c) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Agent and the Lenders (or the Required Lenders) relating to this Agreement or any of the Loan Documents requested by the Borrower (or any other Person party to such Loan Document, other than the Agent or any Lender);

                  (d) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take;

                  (e) if a Default has occurred and is continuing, costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Agent or the Lenders, travel, lodging, and meals for inspections of the Collateral and the Borrower's operations and books and records by the Agent's and/or the Lenders' agents;

                  (f) costs and expenses of forwarding loan proceeds and collecting checks and other items of payment, and costs and expenses of establishing and maintaining each Controlled Disbursement Account, Agency Account and Lockbox;

                  (g) costs and expenses of preserving and protecting the Collateral;

                  (h) consulting, after the occurrence of a Default or Event of Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; and

                  (i) costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Agent or any Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. The Borrower hereby authorizes the Agent and the Lenders to debit the Borrower's Loan Accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by the Borrower when due.

                  SECTION 14.3 STAMP AND OTHER TAXES. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

                  SECTION 14.4 SETOFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of the Borrower against and on account of the Secured Obligations irrespective or whether or not

                  (a) the Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or




                                       79

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                  (b) the Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by SECTION 11.2 and although such Secured Obligations shall be contingent or unmatured;

PROVIDED, HOWEVER, that no such Person shall set off any such amounts without the consent of the Required Lenders and shall setoff such amounts at the direction of the Required Lenders and all such setoffs shall be shared in accordance with the provisions of SECTION 14.23. The Borrower shall have no claim or cause of action against the Agent or any Lender or Affiliate or participant for any setoff made without the consent of the Agent or the Required Lenders and the validity of such setoff shall not be impaired by the absence of such consent.

                  SECTION 14.5 LITIGATION. THE BORROWER, THE AGENT AND EACH LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER, THE AGENT OR SUCH LENDER ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE AGENT OR ANY LENDER OF ANY KIND OR NATURE. THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT OR ANY LENDER, ANY COURT IN WHICH THE AGENT OR SUCH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE AGENT OR SUCH LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS OF THE BORROWER SET FORTH IN OR SPECIFIED BY THE BORROWER PURSUANT TO SECTION 14.1. SHOULD THE BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE NONEXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY APPROPRIATE JURISDICTION.

                  SECTION 14.6 WAIVER OF RIGHTS. THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH THE BORROWER HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE AGENT OR ANY LENDER, OR THE SUCCESSORS AND ASSIGNS OF THE AGENT OR SUCH LENDER TO POSSESSION OF THE COLLATERAL UPON EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE AGENT OR THE LENDERS MAY HAVE, THE BORROWER CONSENTS THAT IF LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW, AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR BY ANY SIMILAR PROVISION UNDER APPLICABLE LAW. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

                  SECTION 14.7 CONSENT TO ADVERTISING AND PUBLICITY. With the prior written consent of the Borrower, which consent may be withheld in the Borrower's sole and absolute discretion, the Agent, on behalf of the Lenders, may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower, the amount, interest rate, maturity, collateral for and a general description of the credit facilities provided hereunder and of the Borrower's business.

                  SECTION 14.8 REVERSAL OF PAYMENTS. The Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent the Borrower makes a payment or payments to the Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds





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received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender.

                  SECTION 14.9 INJUNCTIVE RELIEF. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Agent and the Lenders; therefore, the Borrower agrees that if any Event of Default shall have occurred and be continuing, the Agent and the Lenders, if the Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

                  SECTION 14.10 ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

                  SECTION 14.11 AMENDMENTS.

                  (a) Except as set forth in SUBSECTION (B) below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in SECTIONS 14.11(D) OR 12.1), by the Borrower, PROVIDED that no such amendment, unless consented to by the Agent, shall alter or affect the rights or responsibilities of the Agent, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrower, the Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Agent and the Required Lenders in their discretion.

                  (b) Without the prior unanimous written consent of the Lenders,

                           (i) no amendment, consent or waiver shall (A) affect the amount or extend the time of the obligation of any Lender to make Loans or (B) extend the originally scheduled time or times of payment of the principal of any Loan or (C) alter the time or times of payment of interest on any Loan or of any fees payable for the account of the Lenders or (D) alter the amount of the principal of any Loan or the rate of interest thereon (except with respect to application of the Default Margin under SECTION 3.1(D)) or (E) alter the amount of any commitment fee or other fee payable hereunder for the account of the Lenders or (F) permit any subordination of the principal of or interest on any Loan or (G) permit the subordination of the Security Interests in any material portion of the Collateral,

                           (ii) no Collateral having an aggregate value greater than $1,000,000 shall be released by the Agent in any 12-month period other than as specifically permitted in this Agreement or the Security Documents nor shall any Collateral be released at a time when the Agent is entitled to exercise remedies hereunder upon default, nor shall the Borrower or any Subsidiary of the Borrower be released from its liability for the Secured Obligations,

                           (iii) except to the extent expressly provided in SECTIONS 3.7 and 13.1, the definition "Borrowing Base" shall not be amended,

                           (iv) none of the provisions of this SECTION 14.11, the definitions "Lenders" or "Required Lenders", or the provisions of
         ARTICLE 11 (except for waivers permitted elsewhere in this Agreement) shall be amended,

                           (v) neither the Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of any Subordinated Debt or any other instrument or agreement evidencing or relating to obligations of the Borrower that are expressly subordinate to any of the

         Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder,

                           (vi) no amendment shall be made to the definition of any of the following terms, "Applicable Margin", "Borrowing Base" (except as otherwise expressly contemplated hereunder) and the defined terms used in such definition, "Eligible Assignee", "Proportionate Share", "Ratable", "Ratable Share", "Commitment Percentage", "Secured Obligations", or "Commitment", except that the amount thereof may change in accordance with the provisions of this Agreement,

                           (vii) no amendment shall be made to any provision in
         ARTICLE 13, and

                           (viii) no extension of the Termination Date shall be effected;

PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default provided only that such Event of Default does not arise under SECTION 11.1(G) OR (H) or out of a breach of or failure to perform or observe any term, covenant or condition of this Agreement or any other Loan Document (other than the provisions of ARTICLE 11 of this Agreement) the amendment of which requires the unanimous consent of the Lenders. The Required Lenders shall have the right, with respect to any Default or Event of Default that may be waived by them, to enter into an agreement with the Borrower or any Subsidiary of the Borrower providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without thereby waiving any such Default or Event of Default.

                  (c) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to, constitute a waiver of such Default or Event of Default.

                  (d) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of the Borrower shall be necessary or required in connection with any amendment to
ARTICLE 13 or SECTION 3.8, and any amendment to such provisions may be effected solely by and among the Agent and the Lenders, PROVIDED that no such amendment shall impose any obligation on or diminish any rights of the Borrower.

                  SECTION 14.12 ASSIGNMENT. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement.

                  SECTION 14.13     PERFORMANCE OF BORROWER'S DUTIES.

                  (a) The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

                  (b) If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done either in the name of the Agent or the Lenders or in the name and on behalf of the Borrower, and the Borrower hereby irrevocably authorizes the Agent so to act.

                  SECTION 14.14 INDEMNIFICATION. The Borrower agrees to reimburse the Agent and the Lenders for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify and hold the Agent and the Lenders harmless from and against all losses suffered by, the Agent or any Lender in connection with

                  (a) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents,

                  (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, and

                  (c) the collection or enforcement of the Secured Obligations or any of them, other than such costs, expenses and liabilities arising out of the Agent's or any Lender's gross negligence or willful misconduct.

                  SECTION 14.15 ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Agent and the Lenders and any Persons designated by the Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

                  SECTION 14.16 SURVIVAL. Notwithstanding any termination of this Agreement,

                  (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Agent, for the benefit of the Lenders, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated,

                  (b) the indemnities to which the Agent and the Lenders are entitled under the provisions of ARTICLE 13 and the ARTICLE 14 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before, and

                  (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, which, subject to the requirements of this Agreement the Agent agrees to do, at the expense of the Borrower, with reasonable promptness, the Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

                  SECTION 14.17 TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                  SECTION 14.18 SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 14.19 GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with and governed by the law of the State of Georgia.

                  SECTION 14.20 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

                  SECTION 14.21 REPRODUCTION OF DOCUMENTS. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent, any Lender or the Borrower, may be reproduced by the Agent, such Lender or the Borrower by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent, such Lender or the Borrower in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  SECTION 14.22 TERM OF AGREEMENT. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

                  SECTION 14.23 PRO-RATA PARTICIPATION.

                  (a) Each Lender agrees that if, as a result of the exercise of a right of setoff, banker's lien or counterclaim or other similar right or the receipt of a secured claim it receives any payment in respect of the Secured Obligations, it shall promptly notify the Agent thereof (and the Agent shall promptly notify the other Lenders). If, as a result of such payment, such Lender receives a greater percentage of the Secured Obligations owed to it under this Agreement than the percentage received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by such other Lenders so that all such recoveries of principal and interest with respect to all Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of the Borrower from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, together with interest to the extent required to be paid by such Lender.

                  (b) Each Lender which receives such a secured claim shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION
14.23 to share in the benefits of any recovery on such secured claim.

                  (c) The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Secured Obligation so purchased or otherwise acquired of which the Borrower has received notice may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                           BORROWER:

                                           NABI

[CORPORATE SEAL]

                                           By:      /s/ ALFRED J. FERNANDEZ
                                              ----------------------------------
                                               Alfred J. Fernandez
                                               Senior Vice President and
                                               Chief Financial Officer

                                 AGENT:

                                 NATIONSBANK, N.A.



                                 By:      /s/ ANDREW HETTINGER
                                          ------------------------------------
                                          Name: Andrew Hettinger
                                          Title: Vice President

                                 Address: 600 Peachtree Street, N.E.
                                                   13 Plaza
                                                   Atlanta, Georgia  30308
                                                   Attn:  John C. Glazebrook
                                                   Facsimile:  (404) 607-6439

                                 LENDERS:

                                 NATIONSBANK, N.A.



                                 By:      /s/ ANDREW HETTINGER
                                          ------------------------------------
                                          Name: Andrew Hettinger
                                          Title: Vice President

                                 Address: 600 Peachtree Street, N.E.
                                                   13 Plaza
                                                   Atlanta, Georgia  30308
                                                   Attn:  John C. Glazebrook
                                                   Facsimile:  (404) 607-6439

                                 LENDERS:

                                 BANKBOSTON, N.A.



                                 By:      /s/ JOHN TODD
                                    ---------------------------
                                          Name:  John Todd
                                          Title: Director

                                 Address: 100 Federal Street
                                              Boston, MA  02110

                                For notice purposes:
                                                  115 Perimeter Center Place, NE
                                                  Suite 500
                                                  Atlanta, GA  30346
                                                  Attn:  Jennifer Estes
                                                  Facsimile:  770/393-4166